                           STOCK PURCHASE AGREEMENT

                          dated as of August 30, 1995

                                    between

                          ANJOU INTERNATIONAL COMPANY

                                      and

                       UNITED STATES FILTER CORPORATION

                               TABLE OF CONTENTS

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01.   Certain Defined Terms .................................   1
SECTION 1.02.   Other Defined Terms ...................................   6

                                  ARTICLE II

                               PURCHASE AND SALE

SECTION 2.01.   Purchase and Sale .....................................   7
SECTION 2.02.   Purchase Price ........................................   7
SECTION 2.03.   Closing ...............................................   8
SECTION 2.04.   Closing Financial Statements ..........................   8
SECTION 2.05.   Adjustment of Purchase Price ..........................   9
SECTION 2.06.   Cooperation; Access to Books and Records ..............  10
SECTION 2.07.   Section 338(h)(10) Election: Certain Tax Returns ......  11

                                 ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 3.01.   Incorporation and Authority of the Seller .............  12
SECTION 3.02.   Incorporation and Qualification of Polymetrics and
                the Subsidiaries ......................................  12
SECTION 3.03.   Capital Stock of Polymetrics ..........................  12
SECTION 3.04.   Subsidiaries ..........................................  13
SECTION 3.05.   No Conflict ...........................................  13
SECTION 3.06.   Financial Statements ..................................  14
SECTION 3.07.   Undisclosed Liabilities ...............................  14
SECTION 3.08.   Labor Matters .........................................  14
SECTION 3.09.   Absence of Certain Changes or Events ..................  15
SECTION 3.10.   Absence of Litigation .................................  16
SECTION 3.11.   Compliance with Laws ..................................  16
SECTION 3.12.   Consents, Approvals, Licenses, Etc. ...................  17
SECTION 3.13.   Personal Property; Business ...........................  17
SECTION 3.14.   Real and Leased Property ..............................  17
SECTION 3.15.   Employee Benefit Matters ..............................  18
SECTION 3.16.   Taxes .................................................  20
SECTION 3.17.   Intellectual Property Rights ..........................  21
SECTION 3.18.   Transactions With Related Parties .....................  21
SECTION 3.19.   Environmental Matters .................................  22
SECTION 3.20.   Insurance .............................................  23

                                                                        Page
                                                                        ----

SECTION 3.21.   Material Contracts ...................................   23
SECTION 3.22.   Receivables ..........................................   24
SECTION 3.23.   Customers ............................................   25
SECTION 3.24.   Brokers ..............................................   25
SECTION 3.25.   Investment Purpose ...................................   25
SECTION 3.26.   Disclosure ...........................................   25

                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 4.01.   Incorporation and Authority of the Purchaser ..........  25
SECTION 4.02.   Capitalization ........................................  26
SECTION 4.03.   No Conflict ...........................................  26
SECTION 4.04.   Consents and Approvals ................................  27
SECTION 4.05.   SEC Filings ...........................................  27
SECTION 4.06.   Investment Purpose ....................................  27
SECTION 4.07.   Brokers ...............................................  27

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

SECTION 5.01.   Conduct of Business Prior to the Closing ..............  28
SECTION 5.02.   Intercompany Accounts; Bonding ........................  30
SECTION 5.03.   Access to Information .................................  31
SECTION 5.04.   Confidentiality .......................................  32
SECTION 5.05.   Regulatory and Other Authorizations; Consents .........  32
SECTION 5.06.   Investigation .........................................  32
SECTION 5.07.   Further Action ........................................  32
SECTION 5.08.   Polymetrics Name; References; Non-Compete .............  33
SECTION 5.09.   Insurance Matters .....................................  34
SECTION 5.10.   Acquisition Proposals .................................  35
SECTION 5.11.   Notices in the Events of Suit or Breaches of
                Representations and Warranties ........................  36
SECTION 5.12.   Interim Financial Statements ..........................  36
SECTION 5.13.   Assets and Liabilities of PIC .........................  36
SECTION 5.14.   Matters Relating to Certain Employees .................  36

                                                                        Page
                                                                        ----

                                  ARTICLE VI

                               EMPLOYEE MATTERS

SECTION 6.01.   Employees .............................................  36
SECTION 6.02.   Indemnity .............................................  37
SECTION 6.03.   Survival ..............................................  38

                                  ARTICLE VII

                                  TAX MATTERS

SECTION 7.01.   Tax Indemnities .......................................  38
SECTION 7.02.   Refunds and Tax Benefits ..............................  39
SECTION 7.03.   Preparation of Tax Returns ............................  40
SECTION 7.04.   Contests ..............................................  40
SECTION 7.05.   Certain Audit Adjustments .............................  42
SECTION 7.06.   Cooperation and Exchange of Information ...............  42
SECTION 7.07.   Conveyance Taxes ......................................  43
SECTION 7.08.   Miscellaneous .........................................  43

                                 ARTICLE VIII

                             CONDITIONS TO CLOSING

SECTION 8.01.   Conditions to Obligations of the Seller ...............  43
SECTION 8.02.   Conditions to Obligations of the Purchaser ............  45

                                  ARTICLE IX

                                INDEMNIFICATION

SECTION 9.01.   Survival ..............................................  46
SECTION 9.02.   Indemnification by the Purchaser ......................  46
SECTION 9.03.   Indemnification by the Seller .........................  48

                                   ARTICLE X

                     TERMINATION, AMENDMENT AND WAIVER

SECTION 10.01.  Termination ...........................................  51
SECTION 10.02.  Effect of Termination .................................  51
SECTION 10.03.  Waiver ................................................  51

                                                                        Page
                                                                        ----

                                  ARTICLE XI

                              GENERAL PROVISIONS

SECTION 11.01.  Expenses ..............................................  52
SECTION 11.02.  Notices ...............................................  52
SECTION 11.03.  Public Announcements ..................................  52
SECTION 11.04.  Headings; Interpretation ..............................  53
SECTION 11.05.  Severability ..........................................  53
SECTION 11.06.  Entire Agreement ......................................  53
SECTION 11.07.  Assignment ............................................  53
SECTION 11.08.  Currency ..............................................  53
SECTION 11.09.  No Third-Party Beneficiaries ..........................  53
SECTION 11.10.  Waivers and Amendments ................................  53
SECTION 11.11.  Specific Performance ..................................  54
SECTION 11.12.  Governing Law .........................................  54
SECTION 11.13.  Counterparts ..........................................  54

SCHEDULES

2.04 Items Which the Purchaser and the Seller Agree Should be Reflected in Accordance with GAAP on the December 31, 1994 Financial Statements
2.05(a)    Computation of Base Stockholder's Equity
2.05(b)    Computation of Closing Stockholder's Equity -- Illustrative
           Schedule Using Very Rough Estimates to Outline Methodology
5.02(a) Intercompany Accounts between Polymetrics, Inc. and Anjou International Company -- Representative Balances As Of June 30, 1995

EXHIBITS

A          Form of Share Disposition Agreement
B          Form of Shelf Registration Agreement

     STOCK PURCHASE AGREEMENT, dated as of August 30, 1995, between ANJOU INTERNATIONAL COMPANY, a Delaware corporation (the "Seller"), and UNITED STATES
                                                    ------
FILTER CORPORATION, a Delaware corporation (the "Purchaser").
                                                 ---------

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Seller owns all the issued and outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Polymetrics, Inc., a
                                       ------
California corporation ("Polymetrics");
                         -----------

     WHEREAS, the Seller and the Purchaser entered into a Letter Agreement, dated June 26, 1995 (the "Letter Agreement"), with regard to the Purchaser's
                          ----------------
proposal to purchase the Shares;

     WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Shares, upon the terms and subject to the conditions set forth herein; and

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the Purchaser and the Seller hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the
                   ---------------------
following terms have the following meanings:

     "Action" means any suit, claim or proceeding of any nature or kind
      ------
whatsoever, whether civil, criminal or administrative, by or before any Governmental Authority.

     "Affiliate" means, when used with respect to a specified Person, another
      ---------
Person that, either directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

     "Agreement" means this Stock Purchase Agreement, dated as of August 30,
      ---------
1995, between the Seller and the Purchaser, including the Exhibits hereto, the Seller Disclosure Schedules and all amendments hereof made in accordance with
Section 11.10.

     "Books and Records" means all books of account and other financial records
      -----------------
pertaining to Polymetrics and the Subsidiaries.

     "Business" means the business of providing industrial purified process
      --------
water equipment and services, as conducted as of the date of this Agreement by Polymetrics and the Subsidiaries.

     "Business Day" means any day that is not a Saturday, a Sunday or other day
      ------------
on which banks are required or authorized by law to be closed in the City of New York.

     "CERCLIS" means the Comprehensive Environmental Response Compensation
      -------
Liability Information Systems List pursuant to Superfund.

     "Companies" means Polymetrics and Polymetrics International Corporation, a
      ---------
California corporation ("PIC"), collectively.

     "Confidentiality Agreement" means the letter agreement dated as of May 3,
      -------------------------
1995 between the Seller and the Purchaser.

     "Deposit" means the cash payment made by the Purchaser to the Seller on
      -------
June 27, 1995 in the amount of $2,000,000 in connection with the execution and delivery by the Purchaser and the Seller of the Letter Agreement.

     "DGCL" means the General Corporation Law of the State of Delaware.
      ----

     "Encumbrance" means any liability, debt, mortgage, deed of trust, pledge,
      -----------
security interest, encumbrance, option, right of first refusal, agreement of sale, easement, lien, assessment, restrictive covenant, encroachment, burden of charge of any kind or nature whatsoever.

     "Environmental Law" means any applicable Law relating to public health and
      -----------------
safety or protection of the environment, including, without limitation, common law nuisance, property damage and similar common law theories.

     "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended,
      ------------
and the rules and regulations thereunder, as in effect from time to time.

     "GAAP" means U.S. generally accepted accounting principles in effect from
      ----
time to time applied consistently throughout the period or periods involved.

      "Governmental Authority" means any government, any governmental entity,
       ----------------------
department, commission, board, agency or instrumentality, and any court, tribunal, or judicial or arbitral body, whether federal, state, local or foreign.

      "Governmental Order" means any order, judgment, injunction, decree,
       ------------------
stipulation, determination or award entered by or with any Governmental
Authority.

      "Internal Revenue Code" means the U.S. Internal Revenue Code of 1986, as
       ---------------------
amended.

      "IRS" means the U.S. Internal Revenue Service.
       ---

      "knowledge" or "known" means, with respect to any matter in question, the
       ---------      -----
actual knowledge of the Specified Officers after due investigation. "Specified Officers" means the executive and managing officers of the Person making the knowledge statement. For purposes of this Agreement, use by the Seller herein of the term "knowledge" of, or "known" with respect to, the Seller shall include the knowledge of the Specified Officers of the Seller, Polymetrics and each Subsidiary.

      "Law" means any applicable federal, state, municipal, local or foreign
       ---
statute, law, ordinance, rule, regulation or order of any Governmental Authority or principle of common law.

      "Liabilities" means any and all debts, liabilities and obligations,
       -----------
whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable.

      "Licenses" means all of the licenses, permits, certificates, franchises,
       --------
approvals, registrations and authorizations and other governmental authorizations required for the operation of the Business as conducted as of the date of this Agreement.

      "Losses" of a Person means any and all claims, actions or causes of
       ------
action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing) actually suffered or incurred by such Person.

      "NJ-DEPE" means the New Jersey Department of Environmental Protection and
       -------
Energy.

      "NJ-ISRA" means the New Jersey Industrial Site Recovery Act (P.L. 1993,
       -------
Ch. 39).

      "Other Agreement" means each other agreement or document contemplated
       ---------------
hereby to be executed and delivered in connection with the transactions contemplated by this

Agreement on or before Closing, including, without limitation, the Share Disposition Agreement and the Shelf Registration Agreement.

      "Permitted Encumbrances" means (i) Encumbrances for inchoate mechanics'
       ----------------------
and materialmen's liens for construction in progress and workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of the Business relating to invoices not yet due or invoices not in excess of $25,000 being contested in good faith, (ii) Encumbrances for Taxes not yet due and for Taxes not in excess of $25,000 being contested in good faith, (iii) Encumbrances and imperfections of title the existence of which would not in any material respect affect the use of the property subject thereto; provided, however, that
                                                        ------------------
the aforementioned definition of "Permitted Encumbrances" shall apply only for
                                  ----------------------
purposes of Articles III and VIII of this Agreement, and that for purposes of
Article V the definition of "Permitted Encumbrances" shall exclude each of the
                             ----------------------
references to "not in excess of $25,000" in the preceding definition; and provided further, however, that the foregoing modifications to the definition of
-------- -------  -------
"Permitted Encumbrances" shall also apply for purposes of Article IX.
 ----------------------

      "Person" means any natural person, individual, partnership, firm,
       ------
corporation, association, trust, limited liability company, unincorporated organization, Governmental Authority or other entity.

      "Polymetrics Material Adverse Effect" means any change or effect that is
       -----------------------------------
materially adverse to the consolidated results of operations or the consolidated financial condition of Polymetrics and the Subsidiaries, taken as a whole, except for any such changes or effects resulting from (i) changes in general economic conditions or changes that affect the industrial purified process water equipment and services business in general, (ii) this Agreement or the transaction contemplated hereby, (iii) the cancellation of the intercompany arrangements referred to in Section 5.01(c) and (iv) the cancellation of the contracts described in Section 5.01(e).

      "Purchaser Common Stock" means the Purchaser's Common Stock, par value
       ----------------------
$.01 per share.

      "Purchaser Material Adverse Effect" means any change or effect that is
       ---------------------------------
materially adverse to the consolidated results of operations or the consolidated financial condition of the Purchaser and its Affiliates taken as a whole, except for any such changes or effects resulting from (i) changes in general economic conditions or changes the affect the water and wastewater treatment industry in general, and (ii) this Agreement or the transactions contemplated hereby.

      "Regulated Material" means any hazardous substances as defined by any
       ------------------
applicable Environmental Law and other material regulated by any applicable Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, petroleum, petroleum-related material, crude oil or any fraction thereof.

      "Related Party" means (i) the Seller, (ii) any Affiliate of the Seller
       -------------
(excluding PIC), and (iii) any officer or director of any Person identified in clauses (i) or (ii) preceding.

      "SEC" means the U.S. Securities and Exchange Commission.
       ---

      "Securities Act" means the U.S. Securities Act of 1933, as amended, and
       --------------
the rules and regulations thereunder, as in effect from time to time.

      "Security Right" means, with respect to any security, any option, warrant,
       --------------
subscription right, preemptive right, proxy, put, call, demand, commitment, agreement, understanding or arrangement of any kind relating to such security, whether issued or unissued, or any other security convertible into or exchangeable for any such security. "Security Right" includes any right relating
                                     --------------
to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting and includes rights conferred by statute, by the issuer's organic documents or by agreement.

      "Seller Disclosure Schedule" means the disclosure schedule dated as of the
       --------------------------
date of this Agreement delivered by the Seller to the Purchaser.

      "Share Disposition Agreement" means the Share Disposition Agreement dated
       ---------------------------
as of the Closing Date between the Purchaser and the Seller.

      "Shelf Registration Agreement" means the Registration and Transfer
       ----------------------------
Agreement dated as of the Closing Date between the Purchaser and the Seller.

      "Subsidiaries" means PolyOzone, Inc., a Colorado corporation
       ------------
("PolyOzone"), and Polymetrics Inc. of Delaware, a Delaware corporation ("PID"),
  ---------                                                               ---
each of which is a direct wholly owned subsidiary of Polymetrics (each of PolyOzone and PID being individually referred to herein as a "Subsidiary").
                                                              ----------

      "Superfund" means the U.S. Comprehensive Environmental Response
       ---------
Compensation and Liability Act of 1980, 42 U.S.C. Sections 6901 et seq., as
                                                                -------
amended.

      "Tax" or "Taxes" means all foreign or domestic income, gross receipts,
       ---      -----
stamp, sales, use, employment, franchise, profits, property or other taxes, fees, duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

      "Tax Return" means any tax return, statement, form, election or report
       ----------
required to be filed by or on behalf of any of the Seller, Polymetrics and the Subsidiaries with any taxing authority relating to any Tax with respect to any period.

     "Unaudited Balance Sheet" means the unaudited consolidated balance sheet of
      -----------------------
the Companies and the Subsidiaries as of May 31, 1995 which has been adjusted (in amounts appropriate as of May 31, 1995) for the items set forth on Schedule
2.04 hereto.

     "Unaudited Financial Statements" means the Unaudited Balance Sheet and the
      ------------------------------
unaudited consolidated statement of operations of the Companies and the Subsidiaries as of, and for the five month period ended, May 31, 1995.

     SECTION 1.02. Other Defined Terms. The following terms have the meanings
                   -------------------
defined for such terms in the sections set forth below:

Term                             Section
----                             -------

Adjustment                         7.05
Accrual Amount                     5.09(b)
Advance                            5.02
Audited Financial Statements       3.06
Base Stockholder's Equity          2.05(a)
Benefit Plans                      3.15(a)
C&L                                2.04(c)
Closing                            2.03(a)
Closing Date                       2.03(a)
Closing Financial Statements       2.04(a)
Closing Stockholder's Equity       2.04(a)
Contest                            7.04(b)
Debentures                         4.02
ERISA Affiliate                    3.15(f)
Final Stockholder's Equity         2.05(a)
Financial Statements               3.06
Intellectual Property              3.17
KPMG                               2.04(a)
Letter Agreement                   Preamble
LSG                                4.07
Material Contracts                 3.21(a)
Multiemployer Plan                 3.15(g)
Net Worth Decrease                 2.05(c)
Net Worth Increase                 2.05(b)
NYSE                               2.02(b)
Options                            4.02
PIC                                1.01
Plan                               6.01(a)
Polymetrics                        Preamble
Polymetrics Equipment and
 Services                          10.02(b)
Post-Closing Date Tax Benefit      7.01(e)

PSSI                               5.08(b)
Purchase Price                     2.02(a)
Purchaser                          Preamble
Purchaser SEC Reports              4.05
Purchaser Stock Plans              4.02
Purchaser's Threshold Amount       9.02(b)
PW                                 3.25
Real Property                      3.14
Receivables                        3.22
Seller                             Preamble
Seller's Threshold Amount          9.03(b)
Selling Group                      3.16(d)
Series A Preferred Stock           4.02
Series B Preferred Stock           4.02
Shares                             Preamble
Subsidiary Shares                  3.04(b)
Tax Threshold Amount               7.01(e)
Trailigaz                          5.01(e)
Transferred Employees              6.01(a)
USF Shares                         2.02(b)
USFC Plan                          6.01(a)
Warrants                           4.02
Welfare Plan                       3.15(h)

                                  ARTICLE II

                               PURCHASE AND SALE

     SECTION 2.01 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Shares, free and clear of all Encumbrances, at the Closing.

     SECTION 2.02. Purchase Price. (a) Subject to the adjustments set forth in
Section 2.05, the aggregate purchase price (the "Purchase Price") for the Shares shall be $58,100,000.

     (b) The Purchase Price shall be payable by (i) delivery by the Purchaser to the Seller of $48,000,000 in cash, (ii) retention by the Seller of the Deposit, and (iii) delivery by the Purchaser to the Seller of that number of shares of the Purchaser Common Stock (rounded in the aggregate to the nearest whole share; collectively, the "USF Shares") that is equal to (x) $8,100,000 divided by (y) the average of the closing price for the Purchaser Common Stock as reported by the New York Stock Exchange (the "NYSE") for each of the 45 consecutive trading days ending on the fifth to last trading day preceding the

Closing Date. Such USF Shares shall be free and clear of all Encumbrances other than the limitations on such USF Shares set forth in the Shelf Registration Agreement.

     SECTION 2.03. Closing. (a) Subject to the terms and conditions of this
                   -------
Agreement, the sale and purchase of the Shares and the other transactions contemplated hereby shall take place at a closing (the "Closing") to be held at
                                                        -------
10:00 a.m., local time, on the later of (i) September 29, 1995, or (ii) the day that is not more than four Business Days after the fulfillment (or waiver) of all the conditions specified in Section 8.01 and 8.02 hereof, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, or at such other time or on such other date or at such other place as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").
                 ------------

     (b) At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser: (i) stock certificates evidencing the Shares duly endorsed in blank or accompanied by stock powers duly executed in blank; and (ii) the certificate required to be delivered pursuant to Section 8.02(a).

     (c) At the Closing, the Purchaser shall deliver to the Seller: (i) $48,000,000 by wire transfer in immediately available funds, to an account or accounts designated at least four Business Days prior to the Closing Date by the Seller in a written notice to the Purchaser, (ii) stock certificates evidencing the USF Shares duly endorsed in the name of the Seller and registered at the address of the Seller identified in Section 11.02 using the Seller's Federal tax identification number 13-3594466, and (iii) the certificate required to be delivered pursuant to Section 8.01(a).

     SECTION 2.04. Closing Financial Statements. (a) No later than 60 calendar
                   ----------------------------
days after the Closing Date, the Purchaser will cause to be prepared and delivered to the Seller, at the Purchaser's expense, an audited consolidated balance sheet of Polymetrics as of the Closing Date, as well as the audited statement of operations and audited statement of cash flows of Polymetrics for the period beginning on May 31, 1995 and ending on the Closing Date (and the related worksheets, working papers, notes and schedules thereto) (the "Closing
                                                                       -------
Financial Statements"), together with an unqualified report of KPMG Peat Marwick
--------------------
("KPMG") thereon, and a certificate of the Purchaser based on such Closing
  ----
Financial Statements setting forth the Purchaser's calculation of Closing Stockholder's Equity. The Purchaser shall cause KPMG to provide the Seller and its accountants with access to KPMG's audit working papers relating to the Closing Financial Statements. The Closing Financial Statements shall (v) fairly present the consolidated financial position of Polymetrics and the Subsidiaries as of the Closing Date, as well as the results of operations and changes in cash flows of Polymetrics and the Subsidiaries for the period beginning on May 31, 1995 and ending at the close of business on the Closing Date in accordance with GAAP applied on a basis consistent with the preparation of the Unaudited Financial Statements, (w) include line items substantially consistent with those in the Unaudited Financial Statements, (x) be prepared in accordance with accounting policies and practices consistent with those used in the preparation of the Unaudited Financial Statements, (y) not include any adjustments for items set forth on Section 3.06(b) of the Seller Disclosure Schedule and (z) include adjustments (in amounts appropriate as of the Closing Date) for items which the Purchaser and the Seller agree should be reflected in accordance with GAAP on the December 31, 1994 financial statements, which items are set forth on
Schedule 2.04 hereto. With regard to the preparation of the Closing Financial Statements, neither the Purchaser nor KPMG shall take into account any facts or events that occurred subsequent to the Closing Date. "Closing Stockholder's
                                                      ---------------------
Equity" means the consolidated stockholder's equity of Polymetrics and the
------
Subsidiaries as shown on the Closing Financial Statements computed in accordance with the methodology set forth in Schedule 2.05(b); provided, however, that in
                                                    --------  -------
calculating such stockholder's equity, all intercompany accountings addressed in
Section 5.02(a) shall be treated in the manner provided therein.

     (b) If the Seller disagrees with the Closing Financial Statements and the resulting calculation of Closing Stockholder's Equity delivered pursuant to
Section 2.04(a), the Seller may, within 30 calendar days after delivery of the Closing Financial Statements (and the related worksheets, working papers, notes and schedules referred to in Section 2.04), deliver a notice to the Purchaser of the Seller's disagreements with such Closing Financial Statements and Closing Stockholder's Equity, which notice shall (i) identify the items of disagreements, (ii) the individual and aggregate amounts thereof and (iii) the information which supports such contention.

     (c) If a notice of disagreement shall be delivered pursuant to Section 2.04(b), the Purchaser and the Seller shall, during the 10 calendar days following such deliver, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Stockholder's Equity, which amount shall not be less than the amount thereof shown in the Purchaser's calculations delivered pursuant to Section 2.04(a) nor more than the amount thereof shown in the Seller's calculation delivered pursuant to Section 2.04(b). If, during such period, the Purchaser and the Seller are unable to reach such agreement, they shall promptly thereafter use their best efforts to cause the San Francisco office of Coopers & Lybrand ("C&L") promptly to review this Agreement and the disputed items or
          ---
amounts for the purpose of calculating Closing Stockholder's Equity. In making such calculation, C&L shall consider only those items or amounts in the Closing Financial Statements or the Purchaser's calculation of Closing Stockholder's Equity as to which the Seller has disagreed, and in no event shall the Closing Stockholder's Equity be less than the Purchaser's calculation or more than the Seller's calculation. Such independent accountants shall deliver to the Purchaser and the Seller, as promptly as practicable, and in no event later than thirty (30) business days after the parties shall have submitted the disputed items or amounts to C&L, a report setting forth such calculation. Such report shall be final and binding upon the Purchaser and the Seller. The cost of such review and report shall be borne equally by the parties.

     SECTION 2.05. Adjustment of Purchase Price. (a) For purposes of this
                   ----------------------------
Agreement, (i) "Base Stockholder's Equity" means $25,690,000, representing the
                -------------------------
consolidated net worth of the Companies and the Subsidiaries as of May 31, 1995 reflected on the Unaudited Financial Statements, as computed in accordance with the methodology set forth on Schedule 2.05(a), and (ii) "Final Stockholder's Equity" means the
                                     --------------------------
Closing Stockholder's Equity (x) as shown in the Purchaser's calculation delivered pursuant to Section 2.04(a), if no notice of disagreement with respect thereto is duly delivered pursuant to Section 2.04(b); or (y) if such a notice of disagreement is delivered, (A) as agreed by the Purchaser and the Seller pursuant to Section 2.04(c) or (B) in the absence of such agreement, as shown in C&L's calculation delivered pursuant to Section 2.04(c); provided that, in no
                                                         -------- ----
event shall Final Stockholder's Equity be less than the Purchaser's calculation of Closing Stockholder's Equity delivered pursuant to Section 2.04(a) or more than the Seller's calculation of Closing Stockholder's Equity delivered pursuant to Section 2.04(b).

     (b) If Final Stockholder's Equity exceeds Base Stockholder's Equity (in which case such excess shall be referred to as the "Net Worth Increase"), then
                                                    ------------------
the Purchaser shall pay to the Seller, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 2.05(d), the amount of such Net Worth Increase.

     (c) If Base Stockholder's Equity exceeds Final Stockholder's Equity (in which case such excess of Base Stockholder's Equity over Final Stockholder's Equity shall be referred to as the "Net Worth Decrease"), then the Seller shall
                                    ------------------
pay to the Purchaser, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 2.05(d), the amount of such Net Worth Decrease.

     (d) Any payment pursuant to this Section 2.05 shall be made at a mutually convenient time and place within 10 calendar days after the Final Stockholder's Equity has been determined and, except as provided in the next sentence, shall be made by delivery of a certified or official bank check payable in immediately available funds or wire transfer of immediately available funds. If the Seller is required to make a payment to the Purchaser pursuant to this Section 2.05, the Seller shall be permitted to make all or part of such payment in the form of the USF Shares valued at the greater of (i) the closing price for such shares as reported by the NYSE for the day immediately preceding the date of such payment and (ii) the Guaranteed Value (as defined in the Share Disposition Agreement). The amount of any payment of cash or USF Shares to be made by either party pursuant to this Section 2.05 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate of nine percent per annum (using simple interest computation).

     (e) Notwithstanding anything to the contrary in this Section 2.05, no Purchase Price adjustment made pursuant to this Section 2.05 shall result in the Purchase Price being less than $50,000,000.

     SECTION 2.06. Cooperation; Access to Books and Records. During the period
                   ----------------------------------------
of (i) the Purchaser's and KPMG's preparation and audit of the Closing Financial Statements and their calculation of Closing Stockholder's Equity, (ii) any dispute between the parties as to the Closing Financial Statements or the calculation of Closing Stockholder's Equity, and (iii) any resolution of such dispute by C&L, the parties (and their respective accountants) shall provide each other (and their respective accountants) full access to their respective worksheets, working papers, notes, schedules, books, records and personnel, and shall cooperate fully with each other.

     SECTION 2.07. Section 338(h)(10) Election:  Certain Tax Returns. The Seller
                   -------------------------------------------------
and the Purchaser shall timely file a joint election or elections pursuant to
Section 338(h)(10) of the Internal Revenue Code and any corresponding elections under state and local law under which the sale of the Shares is treated as if it were a sale of all of the assets of Polymetrics and each Subsidiary in a single transaction on the Closing Date, with Polymetrics and each Subsidiary being treated as a member of the Seller's consolidated group with respect to such sale. Initial drafts of the materials required to make the joint election shall be prepared by the Purchaser. The Seller and the Purchaser agree to cooperate fully in order to make such election pursuant to Section 338(h)(10) valid, including, but not limited to, the filing of Form 8023 and any accompanying statements or schedules that may be required on a timely basis. The allocation of the Purchaser's "adjusted grossed-up basis" (within the meaning of Treas. Reg. 1.338(b)-1(c)) among the tangible and intangible assets of Polymetrics and the Subsidiaries shall be agreed upon by the parties before the 30th day after the completion of the Closing Financial Statements. If the parties are unable to agree on such allocation during such time, then the Seller and the Purchaser shall submit the issue to C&L for resolution in accordance with the procedures and pursuant to the timetable described in Section 2.04(c). Such allocation shall be used by the Seller, the Purchaser, Polymetrics and the Subsidiaries for purposes of allocating the "deemed selling price" (as described in Treas. Reg. 1.338(h)(10)-1(f)), and the Seller, the Purchaser, Polymetrics and the Subsidiaries shall not file any tax return or schedule that is inconsistent with such allocation. The Seller shall be responsible for and shall indemnify and hold the Purchaser, Polymetrics and the Subsidiaries harmless for any Taxes that arise from the deemed sale of the assets of Polymetrics and the Subsidiaries pursuant to the Section 338(h)(10) election, including, without limitation, any state or local income or franchise Taxes. Each party shall be entitled to indemnification from the other for fifty percent (50%) of the amount of any state and local Taxes attributable to any election in connection with the transactions contemplated by this Agreement under state or local law similar to the election available under section 338(g) of the Internal Revenue Code (or which results from the making or deemed making of an election under Section 338(g) of the Internal Revenue Code) where the state or local jurisdiction (i) does not provide for or recognize a Section 338(h)(10) election or (ii) does not apply provisions corresponding to Section 338(h)(10) of the Internal Revenue Code to Polymetrics and the Subsidiaries. This indemnity shall survive for the period described in Section 7.08(b).

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

     As an inducement to the Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, the Seller represents and warrants to the Purchaser as follows:

     SECTION 3.01. Incorporation and Authority of the Seller. The Seller is a
                   -----------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Other Agreements to which it is or is to become a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller of this Agreement and the Other Agreements to which Seller is or is to become a party, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and, when delivered, each Other Agreement to which the Seller shall become a party shall constitute, a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 3.02. Incorporation and Qualification of Polymetrics and the
                   ------------------------------------------------------
Subsidiaries. Polymetrics and each Subsidiary is a corporation duly
------------
incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business in all material respects as currently conducted by Polymetrics or such Subsidiary, and Polymetrics and each Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary. True and complete copies of the certificate of incorporation and bylaws (or equivalent organizational documents) of Polymetrics and each Subsidiary, each of the foregoing as amended, have been made available for review by the Purchaser.

     SECTION 3.03. Capital Stock of Polymetrics. The authorized capital stock of
                   ----------------------------
Polymetrics consists solely of 5,000,000 shares of Common Stock, $1.00 par value per share. There are 100,000 Shares issued and outstanding. The Shares constitute all the issued and outstanding shares of capital stock of Polymetrics. The Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any pre-emptive rights or securities laws. There are no Security Rights relating to the Shares or other shares of capital stock of Polymetrics. The Shares are free and clear of all Encumbrances, except as set forth on Section 3.03 of the Seller Disclosure Schedule, which Encumbrances shall be released on or prior to Closing, and except as a result of the Seller's obligation to transfer the Shares to the Purchaser pursuant to this Agreement and any restriction on transfer to others arising out of this Agreement. The Seller holds valid equitable, legal and record title to the Shares.

     SECTION 3.04. Subsidiaries. (a) Other than the Subsidiaries, there are no
                   ------------
other corporations, partnerships, joint ventures, associations or other entities in which Polymetrics or any Subsidiary owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Neither Polymetrics nor any Subsidiary is a member of (nor is any part of the Business conducted through) any partnership, nor is Polymetrics nor any Subsidiary a participant in any joint venture or similar arrangement.

     (b) Section 3.04(b) of the Seller Disclosure Schedule sets forth the jurisdiction of incorporation of each Subsidiary, its authorized capital stock and the number and type of its issued and outstanding shares of capital stock (collectively, the "Subsidiary Shares"). The Subsidiary Shares constitute all
                    -----------------
the issued and outstanding shares of capital stock of the respective Subsidiaries. The Subsidiary Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any pre-emptive rights or securities laws. There are no Security Rights relating to the Subsidiary Shares or any capital stock of any Subsidiary. The outstanding Subsidiary Shares are free and clear of all Encumbrances, except as set forth on
Section 3.04(b) of the Seller Disclosure Schedule, which Encumbrances shall be released on or prior to Closing, and except for any restrictions on transfer to others arising out of this Agreement.

     (c) Polymetrics holds valid equitable, legal and record title to the Subsidiary Shares.

     (d)  Each Subsidiary is an inactive corporation.

     SECTION 3.05. No Conflict. Assuming all consents, approvals, authorizations
                   -----------
and other actions described in Section 3.12 have been obtained and all filings and notifications listed in Section 3.12 of the Seller Disclosure Schedule have been made, and except as may result from any facts or circumstances relating solely to the Purchaser or as described in Section 3.05 of the Seller Disclosure Schedule or as a result of the Seller's obligation to transfer the Shares pursuant to this Agreement, the execution, delivery and performance of this Agreement and the Other Agreements by the Seller does not and will not (a) violate or conflict with the certificate of incorporation or by-laws of the Seller, Polymetrics or any Subsidiary, (b) conflict with or violate any Law or Governmental Order applicable to the Seller, Polymetrics or any Subsidiary, (c) result in the creation, maturation or acceleration of any liability or obligation of the Seller, Polymetrics or any Subsidiary (or give to any other Person the right to cause such a creation, maturation or acceleration), (d) result in the creation or imposition of any Encumbrance upon any of the Shares, any Subsidiary Shares, or any of the assets or properties of Polymetrics or any Subsidiary, or give to any other Person any interest or right therein, or (e) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, License, permit, franchise or other instrument to which the Seller, Polymetrics or any Subsidiary is a party or by which any of their assets or properties is bound or affected.

     SECTION 3.06. Financial Statements. Attached as Section 3.06(a) of the
                   --------------------
Seller Disclosure Schedule are the consolidated balance sheet, income statements and statements of cash flows for the Companies and the Subsidiaries for December 31, 1994 and the calendar year then ended, as audited by KPMG (the "Audited
                                                                    -------
Financial Statements"), and the Unaudited Financial Statements. The Audited
--------------------
Financial Statements and the Unaudited Financial Statements are referred to herein collectively as the "Financial Statements". The Financial Statements have
                            --------------------
been prepared from the books of account and records of the Companies and the Subsidiaries in accordance with GAAP and present fairly the consolidated financial condition, assets and liabilities and results of operation of Polymetrics and the Subsidiaries at the dates and for the relevant periods indicated in accordance with GAAP, except for the absence of notes and subject to changes resulting from normal year-end audit adjustments in the case of the Unaudited Financial Statements, and except to the extent of the items set forth on Section 3.06(b) of the Seller Disclosure Schedule, as to which the Seller makes no representations and warranties. The Closing Financial Statements, when delivered, shall have been prepared from the books of account and records of Polymetrics and the Subsidiaries in accordance with GAAP and shall present fairly the consolidated financial condition, assets and liabilities and results of operation of Polymetrics and the Subsidiaries at the date and for the period then ended in accordance with GAAP; provided, however, that the representation
                                    --------  -------
set forth in this sentence shall not apply to any item on the Closing Financial Statements that the Seller disputes in accordance with the procedures set forth in Section 2.04(b) nor to any item set forth on Section 3.06(b) of the Seller Disclosure Schedule.

     SECTION 3.07. Undisclosed Liabilities. The Seller has no knowledge of any
                   -----------------------
Liabilities of Polymetrics or any Subsidiary, other than Liabilities (a) reflected or reserved against on the Unaudited Financial Statements, (b) disclosed in Sections 3.06(a) or (b) or Section 3.07 of the Seller Disclosure Schedule or otherwise disclosed in, or permitted as expressly contemplated by, this Agreement, (c) with respect to matters addressed in Section 3.16 and
Article VII (which shall be governed solely by the terms of such Section 3.16 and Article VII) or (d) incurred in the ordinary course of business consistent in nature and amounts in all material respects with past practice after the date hereof and prior to the Closing.

     SECTION 3.08. Labor Matters. Neither Polymetrics nor any Subsidiary is a
                   -------------
party to any labor agreement with respect to its employees with any labor organization, group or association. Except as set forth in Section 3.08 of the Seller Disclosure Schedule, Polymetrics and each Subsidiary is in compliance with all applicable Laws respecting employment practices, terms and conditions of employment and wages and hours. Except as set forth in Section 3.08 of the Seller Disclosure Schedule, no representation election, arbitration proceeding, grievance, labor strike, dispute, slowdown, stoppage or other labor trouble is pending or, to the knowledge of the Seller, threatened against, involving or affecting Polymetrics or the Subsidiaries. No complaint against Polymetrics or the Subsidiaries is pending or, to the knowledge of the Seller, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission or any similar state or local agency, by or on behalf of any employee of Polymetrics or the Subsidiaries.

     SECTION 3.09. Absence of Certain Changes or Events. Since the date of the
                   ------------------------------------
Unaudited Balance Sheet, and except as set forth in Section 3.09 of the Seller Disclosure Schedule or as expressly contemplated by this Agreement, there has not been:

     (a) any Polymetrics Material Adverse Effect;

     (b) any damage, destruction or loss to any of the assets or properties of Polymetrics or any Subsidiary, which individually has a value in excess of $10,000;

     (c) any Encumbrance of any kind created on any properties or assets (whether tangible or intangible) of Polymetrics or any Subsidiary, other than
(i) Permitted Encumbrances, (ii) Encumbrances that will be released at or prior to the Closing or (iii) Encumbrances created in the ordinary course of business having an individual value not exceeding $10,000 and having an aggregate value not exceeding $200,000;

     (d) except for purchases and sales of assets in the ordinary course of business (i) any sale, assignment, transfer, lease or other disposition of any asset of Polymetrics or any Subsidiary, or (ii) any acquisition of any asset by Polymetrics or any Subsidiary, in the case of (i) and (ii) above, respectively, having an individual value exceeding $75,000 and having an aggregate value exceeding $250,000;

     (e) the cancellation of any indebtedness owed to Polymetrics or any Subsidiary (other than settlement of accounts receivable in the ordinary course of business);

     (f) any acquisition (by merger, consolidation, or acquisition of stock or assets) by Polymetrics or any Subsidiary of any Person or any assets that constitute an operating unit or division thereof;

     (g) (i) any incurrence by Polymetrics or any Subsidiary of any indebtedness for borrowed money, other than intercompany borrowings governed by Section 5.02(a), (ii) any issuance by Polymetrics or any Subsidiary of any debt securities, or (iii) any assumption, grant, guarantee or endorsement, or other accommodation arrangement making Polymetrics or any Subsidiary responsible for, the Liabilities of any Person (other than solely among Polymetrics and the Subsidiaries);

     (h) any material change in any method of accounting or accounting practice used by Polymetrics or any Subsidiary other than such changes required by GAAP;

     (i) any issuance or sale of any shares of the capital stock of, or other equity interests in, Polymetrics or any Subsidiary, or securities convertible into or exchangeable for such shares or equity interests, or issuance or grant of any Security Right with respect to any of the foregoing;

     (j) any declaration or payment of any dividend or other distribution on or with respect to, or any redemption of, the Shares, except for the dividend contemplated by Section 5.13;

     (k) any amendment to Polymetrics' or the Subsidiaries' certificate of incorporation or by-laws (or equivalent organizational documents);

     (l) any increase in the base salary, wage or bonus of any employee of Polymetrics or the Subsidiaries, other than (i) pursuant to existing agreements,
(ii) increases relating to those non-executive employees whose anniversary for such an increase occurs during this period and (iii) any arrangements acceptable to the Purchaser and the Seller which may be made with either or both of James
K. Webster and Kenneth J. Wall;

     (m) any payment to or transaction with any Related Party, which payment or transaction or arrangement relating to any payments or transactions is not specifically disclosed on Section 3.18 of the Seller Disclosure Schedule;

     (n) any payment, prepayment or discharge of any liability other than in the ordinary course of business;

     (o) any sale or assignment of any Intellectual Property of Polymetrics or any Subsidiary; or

     (p) any agreement to take any of the actions specified in this Section 3.09, except as expressly contemplated by this Agreement.

     SECTION 3.10. Absence of Litigation. Except as set forth in Section 3.10 of
                   ---------------------
the Seller Disclosure Schedule, (a) there are no Actions pending or, to the knowledge of the Seller, Actions or investigations threatened against Polymetrics or any Subsidiary or any of the assets or properties of Polymetrics or any Subsidiary, (b) there are no Actions pending or, to the knowledge of the Seller, Actions or investigations threatened against the Seller that, individually or in the aggregate, would prevent the Seller from consummating the transactions contemplated hereby, and (c) Polymetrics, the Subsidiaries and their respective assets and properties are not subject to any Governmental Order.

     SECTION 3.11. Compliance with Laws. Polymetrics and the Subsidiaries and
                   --------------------
the conduct of the Business are in compliance in all meaningful respects with all applicable Laws (excluding Environmental Laws, as to which the Seller's sole representations or warranties are set forth in Section 3.19), except as set forth on Section 3.11 of the Seller Disclosure Schedule. Neither of the Seller, nor Polymetrics nor any Subsidiary has received any written notice to the effect that Polymetrics or any Subsidiary is not in compliance in any meaningful respect with any applicable Laws, except as set forth on Section 3.11 of the Seller Disclosure Schedule.

     SECTION 3.12. Consents, Approvals, Licenses, Etc. No consent, approval,
                   ----------------------------------
authorization, License, order or permit of, or declaration, filing or registration with, or notification to, any Person is required to be made or obtained by the Seller, Polymetrics or the Subsidiaries in connection with the execution, delivery and performance of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby (including, without limitation, any such actions under any state or federal Environmental Laws) except: (a) as set forth on Section 3.12 of the Seller Disclosure Schedule; (b) the applicable requirements, if any, of the DGCL; and
(c) as may be necessary as a result of any facts or circumstances relating solely to the Purchaser. All the Licenses of Polymetrics and each Subsidiary are in full force and effect and Polymetrics and each Subsidiary is in compliance in all significant respects with, and has fulfilled and performed in all significant respects its obligations under, each such License. Neither Polymetrics nor any Subsidiary has received any written notice of non-renewal or cancellation of any License.

     SECTION 3.13. Personal Property; Business. Except as described in Section
                   ---------------------------
3.13 of the Seller Disclosure Schedule, Polymetrics and the Subsidiaries have good and marketable title to all items of tangible personal property included within the Unaudited Financial Statements, free and clear of all Encumbrances, other than Permitted Encumbrances. To the knowledge of the Seller, Polymetrics and the Subsidiaries, except as set forth in Section 3.13 of the Seller Disclosure Schedule, all significant machinery, plants, vehicles and equipment of Polymetrics and the Subsidiaries currently in use are in good repair and condition, ordinary wear and tear excepted. The assets of Polymetrics include all assets that are necessary for use in and operation of the Business as the Business is currently conducted by the Seller. Except as described in Section
3.13 of the Seller Disclosure Schedule, Polymetrics is engaged in the Business and no other business.

     SECTION 3.14. Real and Leased Property. Sections 3.14(a) and (b) of the
                   ------------------------
Seller Disclosure Schedule list all real properties currently owned, used or leased by Polymetrics or the Subsidiaries or in which Polymetrics or the Subsidiaries have an interest (collectively, the "Real Property"). Polymetrics
                                                  -------------
and the Subsidiaries have good and marketable fee simple title to all Real Property shown as owned by them on Section 3.14(a) of the Seller Disclosure Schedule, free and clear of all Encumbrances, other than Permitted Encumbrances and those identified in Section 3.14(a) of the Seller Disclosure Schedule. Except as set forth on Section 3.14 of the Seller Disclosure Schedule, Polymetrics and the Subsidiaries have the right to quiet enjoyment of all Real Property in which they hold a leasehold interest identified on Section 3.14(b) of the Seller Disclosure Schedule for the full term of the lease or similar agreement relating thereto. Copies of all title insurance policies written in favor of Polymetrics and the Subsidiaries and all surveys relating to the Real Property owned by Polymetrics or the Subsidiaries have been delivered to the Purchaser. None of the structures and other improvements on Real Property owned by Polymetrics and the Subsidiaries encroach on the properties of any other Person. Further, the use and operation of all Real Property conform in all meaningful respects to all applicable building, zoning, safety and subdivision Laws, and all restrictive covenants and restrictions and conditions affecting title. Neither Polymetrics nor any Subsidiary has received any written notice of assessments for public improvements or condemnation against any Real Property.

     SECTION 3.15. Employee Benefit Matters. (a) With respect to each employee
                   ------------------------
benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by Polymetrics or any Subsidiary (the "Benefit Plans"), the
                                                      -------------
Seller has made available to the Purchaser a copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Benefit Plan, (iii) if applicable, each trust agreement relating to such Benefit Plan, (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required, and (v) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan qualified under Section 401(a) of the Internal Revenue Code.

     (b) With respect to the Benefit Plans, except as set forth in Section 3.15(b) of the Seller Disclosure Schedule, no event has occurred and, to the knowledge of the Seller, there exists no condition or set of circumstances, in connection with which Polymetrics or any Subsidiary could be subject to any meaningful liability under the terms of such Benefit Plans, ERISA, the Internal Revenue Code or any other applicable Law. No Benefit Plan is subject to Title IV of ERISA.

     (c) The Seller has made available to the Purchaser (i) copies of all meaningful employment agreements with officers of Polymetrics and the Subsidiaries, (ii) copies of all meaningful severance agreements, programs and policies of Polymetrics and the Subsidiaries with or relating to their employees, and (iii) copies of all meaningful plans, programs, agreements and other arrangements of Polymetrics and the Subsidiaries with or relating to its employees which contain change in control provisions.

     (d) Except as provided in Section 3.15(d) of the Seller Disclosure Schedule or as otherwise required by Law, no Benefit Plan of Polymetrics or any Subsidiary provides retiree medical or retiree life insurance benefits to any person.

     (e) The Plan (as defined in Section 6.01) and related trust agreement are qualified and tax exempt under Sections 401(a) and 501(a) of the Internal Revenue Code. The Plan and related trust agreement have been maintained in all meaningful respects in compliance with their terms and with the requirements prescribed by ERISA and the Internal Revenue Code.

     (f) During the past five (5) years, neither Polymetrics nor, to the Seller's knowledge, any ERISA Affiliate has terminated a defined benefit pension plan or been a sponsor of, or contributor to, a defined benefit pension plan that has been terminated as a distress termination pursuant to Section 4041(c) of ERISA or by the Pension Benefit Guaranty Corporation pursuant to Section 4042 of ERISA. For purposes of this Section 3.15, "ERISA Affiliate" means any
                                              ---------------
corporation, partnership or proprietorship with which Polymetrics or any Subsidiary is, or at any time within the five (5) years prior to the date of this Agreement was, a member of a (i) controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code, (ii) group of commonly controlled trades or businesses within the meaning of Section 414(c) of the Internal Revenue Code, or

(iii) affiliated service group within the meaning of Section 414(m) of the Internal Revenue Code and the Treasury Regulations thereunder.

     (g)  Polymetrics does not contribute to any Multiemployer Plan. Polymetrics
(i) has not incurred liability for complete or partial withdrawal, as defined in Sections 4203 and 4205 of ERISA, by Polymetrics or the Subsidiaries or, to the Seller's knowledge, any ERISA Affiliate from a Multiemployer Plan, (ii) will not incur any such liability as a result of the acquisition of the Shares by the Purchaser, and (iii) has not incurred any contingent liability under Section 4204 of ERISA with respect to any sale of assets by Polymetrics and Subsidiaries or, to the Seller's knowledge, any ERISA Affiliate within the last five (5) years. For purposes of this paragraph, "Multiemployer Plan" means any
                                        ------------------
multiemployer plan defined in Section 4001(a)(3) of ERISA (i) that Polymetrics and the Subsidiaries maintain and contribute to or maintained and have contributed to and (ii) that covers or has covered any employee of Polymetrics or the Subsidiaries.

     (h) (i) Each Welfare Plan has been maintained in all meaningful respects in compliance with its terms and with the requirements prescribed by ERISA, the Internal Revenue Code and other applicable law; and (ii)(A) each Welfare Plan that is a "group health plan," as defined in Section 607(1) of ERISA, and (B) each "group health plan" (as so defined) of any ERISA Affiliate has, to the knowledge of the Seller, been operated in all meaningful respects in compliance with the provisions of Part 6 of Title I of ERISA and Sections 162(k) (prior to its amendment in 1988) and 4980B of the Internal Revenue Code at all times. For purposes of this paragraph, "Welfare Plan" means any employee welfare benefit
                             ------------
plan as defined in Section 3(1) of ERISA (i) that Polymetrics and the Subsidiaries maintain or contribute to or have maintained or contributed to, and
(ii) that covers or has covered any employee of Polymetrics or the Subsidiaries.

     (i) Neither Polymetrics, any Subsidiary nor any plan fiduciary of any Welfare Plan or pension plan has engaged in any meaningful transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Internal Revenue Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Internal Revenue Code for which Polymetrics or the Subsidiaries would be liable. There is no pending or threatened assessment, complaint, proceeding, or investigation of any kind in any court or government agency with respect to any employee benefit plan of Polymetrics or any Subsidiary. All (i) insurance premiums required to be paid with respect to, (ii) benefits, expenses, and other amounts due and payable under, and (iii) contributions, transfers, or payments required to be made to, any employee benefit plan of Polymetrics or the Subsidiaries prior to the Closing will have been paid, made or accrued on or before the Closing. With respect to any insurance policy intended to provide for benefits under any employee benefit plan or funding therefor, (i) there is no liability of Polymetrics or any Subsidiary, in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof, and (ii) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of the Seller, no such proceedings with respect to any insurer are imminent. All payments described in this subsection shall be accounted for and accrued in accordance with current practices as in effect as of the date of this Agreement with respect to Welfare Plans administered in conjunction with one or more ERISA Affiliates. No employee benefit plan provides benefits to any individual who is not a current or former employee of Polymetrics or the Subsidiaries, or the dependents or the dependents of other beneficiaries of any such current or former employee.

     SECTION 3.16. Taxes. (a) Except as would not have a Polymetrics Material
                   -----
Adverse Effect, Polymetrics and each Subsidiary has filed or caused to be filed on a timely basis, will file or cause to be filed on a timely basis, or has been or will be included in, all Tax Returns that are required to be filed by it or in which it is required to be included prior to or on the Closing Date, pursuant to the Law of each governmental authority with taxing power over it. Except as would not have a Polymetrics Material Adverse Effect, all such Tax Returns were or will be, as the case may be, correct and complete. All Taxes that have become due as shown on such Tax Returns or pursuant to any assessment received as an adjustment to such Tax Returns have been paid or withheld, except (i) such Taxes, if any, as are being contested in good faith and disclosed in Section
3.16 of the Seller Disclosure Schedule, (ii) such Taxes that are fully reserved against on the Closing Financial Statements and (iii) Taxes accruing after the Closing Date that are not yet due. Except as set forth in Section 3.16 of the Seller Disclosure Schedule, to the best knowledge of the Seller no claim has been made by a taxing authority of a jurisdiction where Polymetrics or the Subsidiaries do not file Tax Returns that any of them are or may be subject to taxation in that jurisdiction.

     (b) Except as disclosed in Section 3.16(b) of the Seller Disclosure Schedule, there is no pending, or, to the knowledge of Seller, threatened or anticipated, assessment of any additional Tax against Polymetrics or either Subsidiary for any taxable period during which Polymetrics, each Subsidiary or any predecessor companies were members of the Selling Group (as defined below). Polymetrics and the Subsidiaries have not waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency for any taxable period during which Polymetrics and each Subsidiary was a member of the Selling Group. No Tax audit or examination is now pending or currently in progress with respect to Polymetrics or either Subsidiary.

     (c) Except as disclosed in Section 3.16 of the Seller Disclosure Schedule, the Seller and its Affiliates, on the one hand, and Polymetrics and the Subsidiaries, on the other hand, are not parties to any income Tax allocation or sharing agreement. Polymetrics has not made any payment, nor is it obligated to make any payment, nor is it a party to any agreement that under certain circumstances could obligate it to make any payment, that will not be deductible under Internal Revenue Code Section 280G or 162(m).

     (d) Polymetrics and the Subsidiaries are member of an affiliated group of corporations that includes the Seller (the "Selling Group") within the meaning or Section 1504 of the Internal Revenue Code and currently join in the filing of consolidated federal income tax returns. Except as would not have a Polymetrics Material Adverse Effect, the Selling Group's consolidated federal income tax returns have included all relevant items of every corporation required to be included therein.

     SECTION 3.17. Intellectual Property Rights.  Section 3.17 of the Seller
                   ----------------------------
Disclosure Schedule discloses all of the trademark and service mark rights, applications and registrations, trade names, fictitious names, service marks, logo and brand names, copyrights, copyright applications, letters patent, patent applications and licenses of any of the foregoing owned or used by Polymetrics or Subsidiary in the Business. Except as disclosed on Section 3.17 of the Seller Disclosure Schedule, Polymetrics and the Subsidiaries have the entire right, title and interest in and to, or have the exclusive perpetual royalty-free right to use, the intellectual property rights disclosed on Section 3.17 of the Seller Disclosure Schedule ("Intellectual Property"), free and clear of all Encumbrances. To the knowledge of the Seller, all proprietary (i) product processes, (ii) product know-how, (iii) product trade secrets, (iv) product inventions, (v) product discoveries, and (vi) product improvements used in the manufacture of products sold by Polymetrics and its Subsidiaries are owned free and clear of any Encumbrances. To the knowledge of the Seller, Polymetrics is not using any material proprietary product trade secrets that are patentable by other parties; nevertheless, to the knowledge of the Seller, if any such material proprietary product trade secrets were patented by other parties, Polymetrics would be able to conduct the Business using alternate unpatented processes. Section 3.17 of the Seller Disclosure Schedule separately discloses all Intellectual Property under license. To the knowledge of Seller, (i) the Intellectual property is not the subject of any interference, opposition, reexamination or cancellation, (ii) no Person is infringing upon nor has any Person misappropriated any Intellectual Property, and (iii) neither Polymetrics nor any Subsidiary is infringing upon the intellectual property rights of any other Person.

     SECTION 3.18. Transactions With Related Parties. No Related Party is or
                   ---------------------------------
has been since August 30, 1994 a party to any transaction, agreement or understanding with 5.01(c) of the Seller Disclosure Schedule and except for dividends properly reflected as such in the Audited and the Unaudited Financial Statements. No Related Party uses any assets of Polymetrics or any Subsidiary except directly in connection with the Business, and no Related Party owns any asset used in the Business. Except as contemplated by the plans disclosed in
Section 3.15 or Section 3.18 of the Seller Disclosure Schedule, reflected in the Financial Statements or for those intercompany matters within the contemplation of Section 5.02(a), no Related Party has any claim of any nature against Polymetrics or any Subsidiary, and neither Polymetrics nor any Subsidiary has any claim of any nature against or Liability to any Related Party. All intercompany accounts governed by Section 5.02 and their respective balances as of June 30, 1995 are identified in Schedule 5.02(a). Identified in Section 3.18 of the Seller Disclosure Schedules are all assets of Polymetrics that have been or will either be retained by the Seller or transferred to the Seller after May 31, 1995, other than cash, intercompany accounts and books and records. After the Closing Date, PIC will not have any claim of any nature against or Liability to Polymetrics or any Subsidiary, and neither Polymetrics nor any Subsidiary will have any claim of any nature against or Liability to PIC.

     SECTION 3.19. Environmental Matters. Except as disclosed in Section 3.19(a)
                   ---------------------
of the Seller Disclosure Schedule, and subject to the knowledge of the Seller with respect to any matter occurring prior to the date that the Seller acquired Polymetrics or the Subsidiaries, as the case may be, or, with respect to any real property addressed below, the date that Polymetrics or the Subsidiaries first acquired, leased or used such real property:

     (a) Polymetrics and the Subsidiaries have operated the Business and each parcel of real property owned, used, operated, managed, possessed or leased by them in compliance in all meaningful respects with all applicable Environmental Laws. Neither Polymetrics nor any Subsidiary is subject to any meaningful liability, penalty or expense (including, without limitation, legal fees) by virtue of any violation of any Environmental Law occurring prior to the Closing with respect to any real property. All of the Licenses issued under or pursuant to any Environmental Law of Polymetrics and each Subsidiary are in full force and effect, and Polymetrics and each Subsidiary is in compliance in all meaningful respects with, and has fulfilled and performed in all meaningful respects its obligations under, each such License.

     (b) Neither Polymetrics nor any Subsidiary has treated, stored, recycled or disposed of any Regulated Material on, in under or about any real property, and no other Person has treated, stored, recycled or disposed of any Regulated Material on any part of the Real Property, in violation of any applicable Environmental Law. There has been no release of any Regulated Material at, on, in under or about any Real Property in violation of any applicable
Environmental Law or in any quantity or amount which would require any cleanup, renewal, treatment or remediation. Neither Polymetrics nor any Subsidiary has transported any Regulated Material or arranged for the transportation of any Regulated Material to any location that is listed or proposed for listing on the National Priorities List pursuant to Superfund, or on CERCLIS. None of the Real Property is listed, nor has the Seller received any written notice that the Real Property is proposed for listing on, the National Priorities List pursuant to Superfund, CERCLIS or any state or local list of sites requiring investigation or cleanup.

     (c) Neither Polymetrics nor any Subsidiary has received any written notice of claim, demand or other notification that it is or may be potentially responsible with respect to any investigation, abatement or cleanup of any threatened or actual release of any Regulated Material. Polymetrics and the Subsidiaries have not placed any notice or restriction relating to the presence of any Regulated Material at any Real Property or in any deed to any Real Property. Except for Regulated Material sent to Petroleum Waste, Inc. in Button Willow, California, IT Corporation in Martinez, California, Casmalia Disposal Site in Casmalia, California, and Kettleman City landfill in Kettleman City, California, within the past ten years Polymetrics and the Subsidiaries have not transported any Regulated Material for recycling, treatment, disposal, other handling or otherwise. There is no pending or contemplated claim, by Polymetrics or the Subsidiaries under any Environmental Law based on actions of others that may have impacted on the Real Property, and, except as set forth on Section 3.19(c) of the Seller Disclosure Schedule, neither Polymetrics nor the Subsidiaries have entered into any agreement with any Person regarding any Environmental Law, remedial action or other environmental liability or expense. No PCBs, friable asbestos or underground storage tanks are present on or in any structure or equipment located on any Real Property. All storage tanks formerly located on the Real Property, whether underground or aboveground, were properly removed in compliance with applicable Environmental Laws.

     (d) Neither Polymetrics nor any Subsidiary is required to make any filings, notices or submissions to NJ-DEPE pursuant to NJ-ISRA or to obtain any approvals or documentation thereunder with respect to Polymetrics' Linden, New Jersey facility as a result of the transactions contemplated by this Agreement.

     SECTION 3.20. Insurance. Section 3.20 of the Seller Disclosure Schedule
                   ---------
discloses all insurance policies with respect to which any of Polymetrics or the Subsidiaries are the owner, insured or beneficiary. All material properties and risks of Polymetrics and the Subsidiaries are covered by valid and currently effective insurance policies or binders of insurance or programs of self-insurance in such types and amounts as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of Polymetrics and the Subsidiaries. Section 3.20 of the Seller Disclosure Schedule discloses the manner in which Polymetrics and the Subsidiaries provide coverage for, or address the risks of, workers' compensation claims and self-insured retentions and deductibles, including, without limitation, self-insurance programs.

     SECTION 3.21. Material Contracts. (a) Section 3.21(a) of the Seller
                   ------------------
Disclosure Schedule lists the following contracts (collectively, with the leases listed on Section 3.14(b) of the Seller Disclosure Schedule, the "Material
                                                                  --------
Contracts") to which Polymetrics or any Subsidiary is a party or by which their
---------
assets may be bound:

          (i) any commitment, contract, agreement, note, loan, evidence of indebtedness, purchase order or letter of credit (other than intercompany debt contemplated by Section 5.02(a) and purchase orders issued in the ordinary course of business) that the Seller and Polymetrics reasonably anticipate will, in accordance with its terms, involve aggregate payments by or to Polymetrics or any Subsidiary of more than $90,000 within the 12 month period following the date hereof and that is not cancelable without liability within 60 days;

          (ii) any lease of personal property involving any annual expense in excess of $25,000;

          (iii) any contract or agreement containing covenants limiting in any respect the freedom of Polymetrics or any Subsidiary to engage in any line of business or compete with any Person;

          (iv) any contract or agreement not entered into in the ordinary course of the Business; and

          (v) any employment agreement involving payments of base compensation annually by Polymetrics or any Subsidiary in excess of $75,000.

     (b) Neither Polymetrics nor any Subsidiary is (and, to the knowledge of the Seller, no other party is) in material breach or violation of, or default under, any of the Material Contracts. Each Material Contract is a valid agreement, arrangement or commitment of Polymetrics or Subsidiary which is a party thereto, enforceable against Polymetrics or such Subsidiary in accordance with its terms except where enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except where enforceability is subject to the application of equitable principles or remedies. The Unaudited Financial Statements reflect an accrual for the entire amount of the estimated ultimate loss on each Material Contract as of the date of the Unaudited Financial Statements.

     (c) With respect to the contract between Polymetrics and Integrated Device Technology, Inc. (purchase order C130880), the cost estimates for such contract include all reasonably foreseeable costs of that contract in accordance with GAAP as applied by Polymetrics, as described in the Unaudited Financial Statements.

     SECTION 3.22. Receivables. Section 3.22 of the Seller Disclosure Schedule
                   -----------
lists all trade and other accounts receivable, excluding unbilled receivables, of Polymetrics ("Receivables") outstanding as of July 31, 1995. All Receivables,
                 -----------
whether reflected on the Unaudited Financial Statements, disclosed on Section
3.22 of the Seller Disclosure Schedule or created after July 31, 1995, arose from bona fide sales and deliveries of goods, performance of services and other business transactions of Polymetrics in the ordinary course of business. On the Closing Date, no portion of any Receivable will be subject to any counterclaim, defense or set-off, or otherwise be in dispute, in either case in an amount in excess of Polymetrics' bad debt reserve on the Closing Financial Statements. Except to the extent of the recorded reserve for doubtful accounts specified on the Closing Balance Sheet, all of the Receivables shall be collectible in the ordinary course of business and will be fully collected within 360 days after having been created; provided, however, that (i) the Purchaser shall use its
                     --------  -------
best efforts to collect the Receivables, (ii) if a payment is received from an account debtor who has not designated the invoice being paid thereby, such payment shall be applied to the earliest invoice outstanding with respect to indebtedness of such account debtor, and (iii) to the extent that, through no fault of the Purchaser, the Purchaser has not collected the full amount of a Receivable within 360 days after it was created, the Purchaser shall notify the Seller of the uncollected portion of such Receivable in order to seek indemnification from the Seller for such uncollected portion, and the Purchaser shall assign to the Seller such amount of the Receivable as the Seller shall have actually indemnified the Purchaser for.

      SECTION 3.23. Customers. Section 3.23 of the Seller Disclosure Schedule
                    ---------
contains a complete and accurate list, as of the date hereof, of Polymetrics' 10 largest customers in terms of revenues during the twelve months ended on July 31, 1995 showing the approximate total sales by Polymetrics to each such customer during such period. As of the date of this Agreement, the Seller has no knowledge of any condition or state of facts or circumstances involving Polymetrics' customers, suppliers, distributors or sales representatives that Polymetrics or the Seller can reasonably foresee could adversely affect the Business after the Closing Date. The Seller has not received written notice of any condition or state of facts or circumstances involving Polymetrics' customers, suppliers, distributors or sales representatives that Polymetrics or the Seller can reasonably foresee could adversely affect the Business after the Closing Date.

      SECTION 3.24. Brokers. Except for Price Waterhouse LLP ("PW"), no broker,
                    -------                                    --
finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and Other Agreements based upon arrangements made by or on behalf of the Seller. The Seller is solely responsible for the fees and expenses of PW.

      SECTION 3.25. Investment Purpose. The Seller is acquiring the USF Shares
                    ------------------
for investment only and not with a view to or in connection with any distribution of such USF Shares.

      SECTION 3.26. Disclosure. To the knowledge of the Seller, none of the
                    ----------
representations or warranties of the Seller contained herein and none of the information contained in the Seller Disclosure Schedules is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading in any material respect.

                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      As an inducement to the Seller to enter into this Agreement and consummate the transactions contemplated hereby, the Purchaser represents and warrants to the Seller as follows:

      SECTION 4.01. Incorporation and Authority of the Purchaser. The Purchaser
                    --------------------------------------------
is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Other Agreements to which it is or is to become a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the Other Agreements to which the Purchaser is or is to become a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereunder have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes, and, when delivered, each Other Agreement to which the Purchaser shall become a party shall constitute, a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in proceeding in equity or at law).

      SECTION 4.02. Capitalization. The authorization capital stock of the
                    --------------
Purchaser consists of (a) 75,000,000 shares of the Purchaser Common Stock, (b) 3,000,000 shares of Series A Voting Cumulative Convertible Preferred Stock, par value $.10 per share ("Series A Preferred Stock"), (c) 250,000 shares of Series
                       ------------------------
B Voting Convertible Preferred Stock, $.10 par value ("Series B Preferred
                                                       ------------------
Stock"), (d) $60,000,000 in principal amount Convertible Subordinated Debentures
-----
(the "Debentures"), and (e) 2,500,000 Common Stock Purchase Warrants (the
      ----------
"Warrants"). As of July 21, 1995, (i) 22,228,776 shares of the Purchaser Common
 --------
Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (ii) 72,727 shares of the Purchaser Common Stock were held in the treasury of the Purchaser and (iii) 8,895,169 shares of the Purchaser Common Stock were reserved for future issuance pursuant to the Series A Preferred Stock, the Series B Preferred Stock, the Options (as defined below), the Debentures and the Warrants. As of the date of this Agreement, (i) 880,000 shares of Series A Preferred Stock are issued and outstanding, (ii) 139,518 shares of Series B Preferred Stock are issued and outstanding, (iii) $60,000,000 in principal amount Debentures are issued and outstanding and (iv) 2,500,000 Warrants are issued and outstanding. On the Closing Date, all issued and outstanding shares of the Purchaser Common Stock will be duly authorized, validly issued, fully paid and nonassessable. Except for the Series A Preferred Stock, the Series B Preferred Stock, the Debentures, the Warrants and the options (the "Options") granted under the Purchaser's 1991 Employee Stock Option
              -------
Plan and the Purchaser's 1991 Director Stock Option Plan (collectively, the "Purchaser Stock Plans") there are no Security Rights relating to the USF
 ---------------------
Common Shares, except as expressly contemplated by the Other Agreements. The USF Shares to be issued to the Seller pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Purchaser's Certificate of Incorporation or By-Laws or any agreement to which the Purchaser is a party or is bound.

      SECTION 4.03. No Conflict. Assuming all consents, approvals,
                    -----------
authorizations and other actions described in Section 4.04 have been obtained and except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance of this Agreement and the Other Agreements by the Purchaser does not and will not: (a) violate or conflict with the certificate of incorporation or by-laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser, (c) result in the creation, maturation or acceleration of any liability or obligation of the Purchaser (or give to any other Person the right to cause such a creation, maturation or acceleration), (d) result in the creation or imposition of any Encumbrance upon any of the USF Common Shares or any of the assets or properties of the Purchaser or give to any other Person any interest or right therein, or (e) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, License, permit, franchise or other instrument to which the Purchaser is a party or by which any of its assets or properties is bound or affected.

      SECTION 4.04. Consents and Approvals. The execution and delivery of this
                    ----------------------
Agreement and Other Agreements by the Purchaser does not, and the performance of this Agreement by the Purchaser will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority (including, without limitation, any such actions required to be taken after Closing), except (a) compliance with the applicable requirements, if any, of the DGCL, (b) the registration of the USF Shares under the Securities Act, (c) listing of the USF Shares on the New York Stock Exchange, and (d) as may be necessary as a result of any facts or circumstances relating solely to the Seller. The Purchaser has obtained the irrevocable written consent of its lenders, The First National Bank of Boston and First Interstate Bank of California, to consummate the transactions contemplated by this Agreement.

      SECTION 4.05. SEC Filings. The Purchaser has filed all forms, reports and
                    -----------
documents required to be filed by it with the SEC since January 1, 1992 through the date of this Agreement (collectively, the "Purchaser SEC Reports"). The
                                               ---------------------
Purchaser SEC Reports (a) were prepared in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (b) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      SECTION 4.06. Investment Purpose. The Purchaser is acquiring the Shares
                    ------------------
solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

      SECTION 4.07. Brokers. Except for LSG Advisors/Societe Generale ("LSG"),
                    -------                                             ---
no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser. The Purchaser is solely responsible for the fees and expenses of LSG.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

      SECTION 5.01. Conduct of Business Prior to the Closing. (a) Unless the
                    ----------------------------------------
Purchaser otherwise agrees in writing and except as otherwise set forth herein or in the Seller Disclosure Schedule (including, without limitation, Section
5.01 thereof), between the date of this Agreement and the Closing Date, the Seller will cause Polymetrics and each Subsidiary to (i) conduct the Business only in the ordinary course and (ii) use reasonable efforts to preserve the current relationships of Polymetrics and the Subsidiaries with their respective customers, suppliers, distributors, officers and other employees and other Persons with which Polymetrics and the Subsidiaries have significant business relationships. Nothing contained herein shall be deemed to prevent Polymetrics and the Subsidiaries from (i) entering into such contracts as Polymetrics or the Subsidiaries deem necessary or appropriate in order to conduct the Business as presently conducted or contemplated to be conducted, and (ii) renewing (and conducting such negotiations as are necessary to effect such renewal) any contract, including, without limitation, leases for real and personal property, to which Polymetrics or any of the Subsidiaries is currently a party and which is either (x) scheduled to expire or (y) required to be renewed in accordance with the terms of such contract or lease, on a date occurring between the date of this Agreement and the Closing Date.

      (b) Except as expressly provided in this Agreement or in the Seller Disclosure Schedule (including, without limitation, Section 5.01 thereof), between the date of this Agreement and the Closing Date, the Seller will cause Polymetrics and the Subsidiaries not to do any of the following without the prior written consent of the Purchaser (such consent not to be unreasonably withheld):

           (i) create any Encumbrance of any kind of any properties or assets (whether tangible or intangible) of Polymetrics or any Subsidiary, other than (i) Permitted Encumbrances, (ii) Encumbrances that will be released at or prior to the Closing or (iii) Encumbrances created in the ordinary course of business having an individual value not in excess of $10,000 and having an aggregate value not in excess of $200,000;

           (ii) except for purchase and sales of assets in the ordinary course of business, (A) sell, assign, transfer, lease or otherwise dispose of any assets of Polymetrics or any Subsidiary, or (B) acquire any fixed asset, in the case of (A) and (B) above, respectively, having an individual value exceeding $75,000 and an aggregate value exceeding $250,000;

           (iii) cancel any indebtedness owed to Polymetrics or any Subsidiary (other than settlement of accounts receivable in the ordinary course of business);

           (iv) acquire (by merger, consolidation, or acquisition of stock or assets) any Person or any assets that constitute an operating unit or division thereof;

           (v) (A) incur any indebtedness for borrowed money, other than intercompany borrowings governed by Section 5.02(a), (B) issue any debt securities or (C) assume, grant, guarantee or endorse, or enter into any other accommodation arrangement making Polymetrics or any Subsidiary responsible for, the Liabilities of any Person (other than Polymetrics or any Subsidiary);

           (vi) change any method of accounting or accounting practice used by Polymetrics or any Subsidiary, other than such changes required by GAAP;

           (vii) issue or sell any shares of the capital stock of, or other equity interests in, Polymetrics or any Subsidiary, or securities convertible into or exchangeable for such shares or equity interests, or issue or grant any Security Right of any kind with respect to any of the foregoing;

           (viii) declare, set aside or pay any dividend or other distribution on or with respect to, or redeem, the Shares, except for the dividend contemplated by Section 5.13;

           (ix) amend Polymetrics' or any Subsidiary's certificate of incorporation or by-laws (or equivalent organizational documents);

           (x) increase the base salary, wage or bonus of any employee of Polymetrics or the Subsidiaries, other than (i) pursuant to existing agreements (as such agreements may be renewed pursuant to Section 5.01(a)), (ii) those non-executive employees whose anniversary for such an increase occurs during this period and (iii) those arrangements acceptable to the Purchaser and the Seller made between Polymetrics and each of James
      K. Webster and Kenneth J. Wall;

           (xi) pay to or effect any transaction with any Related Party, which payment or transaction is not specifically described on Section 3.18 of the Seller Disclosure Schedule;

           (xii) pay, prepay or discharge any liability other than in the ordinary course of business;

           (xiii) pay any management fee, except as permitted by Section
      5.01(d);

           (xiv) sell or assign any Intellectual Property of Polymetrics or any Subsidiary; or

           (xv) agree to take any of the actions prohibited pursuant to this
      Section 5.01(b).

     (c) The Purchaser acknowledges that the Seller intends to cancel, prior to or at the Closing, the intercompany arrangements identified in Section 5.01(c) of the Seller Disclosure Schedule, copies of which have been delivered to the Purchaser, and that such cancellations (including, without limitation, any consequences of such cancellations) will not result in a breach of this Agreement; provided, however, that all obligations of Polymetrics and the
           --------  -------
Subsidiaries under such agreements shall terminate completely and neither Polymetrics nor the Subsidiaries shall have any Liability to any Person with respect thereto.

     (d) Notwithstanding any of the limitations upon the conduct of the Business imposed pursuant to this Section 5.01, Polymetrics shall be permitted to pay to the Seller a management fee in an amount not to exceed (A) two hundred thousand dollars ($200,000.00) multiplied by (B) a fraction, the numerator of which is the number of days between January 1, 1995 and the Closing Date, and the denominator of which is three hundred and sixty-five.

      (e) The Purchaser acknowledges that the Seller will terminate prior to the Closing Date (i) the Distribution Agreement, dated February 9, 1993, between Polymetrics and Emery-Trailigaz Ozone Company ("Trailigaz"), and (ii) the
                                                ---------
License Agreement, dated December 6, 1994, between Polymetrics and Trailigaz, in each case at the Purchaser's request. Neither party shall have any claim of any nature against the other party, or any Liability to the other party, in connection with the termination of the foregoing contracts, and the termination of such contracts shall have no impact on the calculation of Base Stockholder's Equity or Closing Stockholder's Equity.

     SECTION 5.02. Intercompany Accounts; Bonding. (a) All intercompany accounts
                   ------------------------------
between the Seller or its Affiliates, on the one hand, and Polymetrics and the Subsidiaries, on the other hand, as of the Closing Date shall be settled in cash at Closing and such settlement shall be reflected in the Closing Financial Statements; provided, however, that (i) the advance from parent in the amount of
            --------  -------
$14,695,000 as of May 31, 1995 (the "Advance") shall not be settled in cash but
                                     -------
shall be capitalized on both the Closing Financial Statements and the Unaudited Financial Statements and shall be counted towards both the Base Stockholder's Equity and the Final Stockholder's Equity, and (ii) any remaining intercompany accounts and any further advances from any affiliate of Polymetrics of the type listed in Schedule 5.02(a) which cannot be settled for cash by Polymetrics on the Closing Date shall be capitalized on the Closing Financial Statements and will be counted towards the Final Stockholder's Equity.

     (b) The Purchaser will cause the outstanding surety bonds described in
Section 5.02(b) of the Seller Disclosure Schedule issued solely for the benefit of Polymetrics and the Subsidiaries under any of the Seller's (or any of the Seller's Affiliates') surety agreements to be replaced by surety bonds issued under the Purchaser's surety agreements upon expiration of each such surety bond at the original contract expiration date, but not including, without limitation, any extension to the original bond term. The Seller shall keep all such surety bonds in place prior to their stated expiration; provided, however, that: (i)
                                                 --------  -------
the Purchaser shall indemnify and hold harmless the Seller from and against any Losses incurred by the Seller after Closing in connection with any payment made by the Seller to such sureties as a result of any draw under such surety bonds by the beneficiaries thereof other than for events occurring prior to Closing, and (ii) the Purchaser undertakes to provide the maintenance bond portion for such existing surety bonds.

     (c) As soon as practicable, but in no event more than five Business Days after Closing, the Purchaser will cause the outstanding letter of credit issued for the benefit of a Polymetrics customer, such letter of credit described in
Section 5.02(c) of the Seller Disclosure Schedule, to be replaced by a letter of credit issued by the Purchaser.

     SECTION 5.03. Access to Information. (a) From the date of this Agreement
                   ---------------------
until the Closing, upon reasonable notice, the Seller shall, and shall cause the officers, employees, auditors and agents of the Seller, Polymetrics and the Subsidiaries to, (i) afford the officers, employees and authorized agents and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, books and records of Polymetrics and the Subsidiaries and (ii) furnish to the officers, employees and authorized agents and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties, goodwill and business of Polymetrics and the Subsidiaries as the Purchaser may from time to time reasonably request in order to assist the Purchaser in fulfilling its obligations under this Agreement and to facilitate the consummation of the transfers contemplated hereby; provided, however, that the Purchaser shall not
                               --------  -------
unreasonably interfere in any material respect with any of the businesses or operations of the Seller, Polymetrics, the Subsidiaries or any Affiliate of the Seller.

     (b) The Purchaser agrees that it shall preserve and keep all Books and Records in the Purchaser's possession for a period of at least eight years after the Closing Date. Within 90 days after such eight-year period, the Seller upon written notice to the Purchaser shall be given an opportunity, at its cost and expense, to copy all or any part of such Books and Records at the Seller's expense. Notwithstanding anything else herein to the contrary, the obligations of the Purchaser under this subsection (b) shall be assignable by the Purchaser in connection with the sale by the Purchaser of all of the capital stock of Polymetrics or substantially all of the assets of Polymetrics and any such effective assignment shall be deemed a novation of the Purchaser's obligation under this subsection (b).

     (c) Subject to the provisions of Article VII herein, each party agrees that it will cooperate with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing Date which are necessary in connection with this Agreement and any Tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. The Seller may require certain financial information relating to the Business for periods prior to the Closing Date for the purpose of filing federal, state, local and foreign Tax returns and other governmental reports, and the Purchaser agrees to furnish such information to the Seller at the Seller's request and expense.

     SECTION 5.04. Confidentiality. The terms of the Confidentiality Agreement
                   ---------------
are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of the Purchaser under this Section 5.04 shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect.

     SECTION 5.05. Regulatory and Other Authorizations: Consents. (a) Each party
                   ---------------------------------------------
hereto shall use its best efforts to obtain all authorizations, consents, orders and approvals of, and to give all notices to and make all filings with, all Governmental Authorities and other third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings. The parties hereto acknowledge that time shall be of the essence in this Agreement and agree not to take any action that will have the effect of unreasonably delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals.

      (b) The Purchaser will use its best efforts to assist the Seller in obtaining any consents of landlords necessary or advisable in connection with the transactions contemplated by this Agreement, including without limitation, providing to such landlords (i) guarantees by the Purchaser of the obligations of Polymetrics or any Subsidiary and (ii) such financial statements and other financial information with respect to the Purchaser as such landlords may reasonably request.

      SECTION 5.06. Investigation. The Purchaser acknowledges and agrees that
                    -------------
subject to the terms and conditions herein provided, it (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, Polymetrics, the Subsidiaries and the Business; provided,
                                                                     --------
however, that such inquiry and investigation shall not prevent the Purchaser
-------
from relying on Article III of this Agreement; (ii) has been furnished with or given adequate access to such information about Polymetrics, the Subsidiaries and the Business as it has requested, and (iii) will not assert any claim against the Seller or any of its directors, officers, employees, agents, stockholders, Affiliates, consultants, counsel, accountants, investment bankers or representatives, or hold the Seller or any such Persons liable, for any inaccuracies, misstatements or omissions with respect to information (other than the representations and warranties contained in this Agreement) furnished by the Seller or any such Persons concerning the Seller, its Affiliates, Polymetrics, the Subsidiaries and the Business.

     SECTION 5.07. Further Action. Subject to the terms and conditions herein
                   --------------
provided, each of the parties hereto covenants and agrees to use its best efforts to deliver or cause to be delivered such documents and other papers and to take or cause to be taken such further actions as may be necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby.

     SECTION 5.08. Polymetrics Name; References; Non-Compete. (a) For a period
                   -----------------------------------------
of three years following the Closing Date, the Seller and its Affiliates shall be permitted the exclusive right, without the right of assignment or sublicense, to use the "Polymetrics" name exclusively in connection with the conduct of the desalinization business; provided, however, that the Seller covenants that it
                         --------  -------
will not sue the Purchaser for the use by Polymetrics, the Purchaser or the Purchaser's other Affiliates of the name "Polymetrics" in any business other than the desalinization business.

     (b) The Purchaser acknowledges that Polymetrics and Polymetrics Seawater Systems, Inc. ("PSSI") have from time to time engaged in the desalinization
                ----
business. The Seller also acknowledges that the Purchaser is engaged in the desalinization business. Prior to the Closing, the Seller shall have caused all of the business and assets and liabilities associated directly and exclusively with the desalinization business to be transferred and assigned to the Seller and its Affiliates, and for the purposes of this Agreement all of such assets and liabilities of such business are expressly retained by and for the benefit of the Seller and its Affiliates and are expressly excluded from the definition of the term Business. The Purchaser shall not acquire, and the Seller and its Affiliates shall retain, Polymetrics' and PSSI's references for desalinization projects and all books, records and other information relating exclusively to Polymetrics' and PSSI's involvement in the desalinization business prior to the date hereof. Following the Closing Date, only the Seller and its Affiliates will be permitted to use such references, books, records and other information.

     (c) The Purchaser agrees that, for a period commencing on the Closing Date and ending on the third anniversary of the Closing Date, except with the Seller's prior written consent, neither the Purchaser nor any Affiliates of the Purchaser shall, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, any profit or non-profit business or organization, which competes with the operations of PSSI in the Republic of Malta. Ownership of not more than 2% of the outstanding stock of any publicly traded company shall not be in violation of this section. The restrictive covenant contained in this section is a covenant independent of any other provision of this Agreement and the existence of any claim that the Purchaser may allege against the Seller, whether based on this Agreement or otherwise, shall not prevent the enforcement of this covenant. The Purchaser agrees that the Seller's remedies at law for any breach or threat of breach by the Purchaser of the provisions of this section will be inadequate, and that the Seller shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this section and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which the Seller may be entitled at law or equity. The length of time for which this covenant not to compete shall be in force shall not include any period of violation or any other period required for litigation during which the Seller seeks to enforce this covenant. Should any provisions of this section be adjudged to any extent invalid by any competent tribunal, such provision will be deemed modified to the extent necessary to make it enforceable.

     (d) For a period of three years from and after the Closing Date, neither the Seller nor any company in which the Seller owns a majority of the voting shares shall, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, any business that at any relevant time during such period directly competes with the Purchaser or its Affiliates in the Business as currently conducted by Polymetrics and the Subsidiaries anywhere in the United States. Ownership of not more than 2% of the outstanding stock of any publicly traded company shall not be a violation of this section. The restrictive covenant contained in this section is a covenant independent of any other provision of this Agreement and the existence of any claim that the Seller may allege against any other party to this Agreement, whether based on this Agreement or otherwise, shall not prevent the enforcement of this covenant. The Seller agrees that the Purchaser's remedies at law for any breach or threat of breach by the Seller of the provisions of this section will be inadequate, and that the Purchaser shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this section and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which the Purchaser may be entitled at law or equity. The length of time for which this covenant not to compete shall be in force shall not include any period of violation or any other period required for litigation during which the Purchaser seeks to enforce this covenant. Should any provision of this section be adjudged to any extent invalid by any competent tribunal, such provision will be deemed modified to the extent necessary to make it enforceable.

     SECTION 5.09. Insurance Matters.
                   -----------------

     (a) As of Closing, Polymetrics and the Subsidiaries shall no longer be provided insurance and self-insurance coverage under any insurance policies or self-insurance programs of the Seller and its other Affiliates. Subject to
Section 5.09(c) below, all claims arising subsequent to the Closing Date, whether or not covered by insurance, shall be for the account of Polymetrics; provided, however, that nothing contained in this Section 5.09 shall be deemed
--------  -------
to impair the Purchaser's right to be indemnified for breaches of the Seller's representations and warranties pursuant to Article IX of this Agreement. Following the Closing, the Seller shall, to the extent that coverage under its insurance policies extends to include Polymetrics and the Subsidiaries in respect of claims arising out of accidents or occurrences concerning Polymetrics and the Subsidiaries prior to the Closing, (i) take no action to eliminate or reduce such coverage and (ii) pay when due any premiums under such policies for periods through the Closing Date. Following the Closing, each party will cooperate with the insurance carrier in the defense and settlement of such covered claims.

     (b) Polymetrics shall retain and the Closing Financial Statements shall include the self-insurance accrual reflected on Polymetrics' balance sheet as of the Closing Date (the "Accrual Amount"), and Polymetrics shall retain
                       --------------
responsibility for its insurance risks. Accordingly, any amounts billed to the Seller by its insurance carriers for claims arising from accidents or occurrences involving the Business on or prior to the Closing Date will be billed by the Seller to Polymetrics and settled promptly, but in no event later than fifteen (15) days after the date such bill is sent by the Seller to Polymetrics.

     (c) For a period of three (3) years following the Closing Date, the Seller undertakes to reimburse the Purchaser for any amount falling within the self-insured retention billed to the Seller by its insurance carriers for any claim or claims arising from accidents or occurrences of the Business prior to the Closing Date to the extent that the aggregate of such reimbursable amounts exceeds the Accrual Amount. Accordingly, any amounts billed by the Seller to Polymetrics for claims arising from accidents or occurrences of the Business prior to the Closing Date will be billed by Polymetrics to the Seller and settled promptly, but in no event later than fifteen (15) days after the date such bill is sent by Polymetrics to the Seller.

     (d) Any retrospective or retroactive premium adjustments applicable to insurance covering the period prior to the Closing shall be charged against the Accrual Amount.

     (e) On the third anniversary of the Closing Date, if any portion of the Accrual Amount remains after application of all claims made with respect thereto prior to the third anniversary of the Closing Date, such remainder shall be paid in its entirety by the Purchaser to the Seller. If any known claim existing as of the Closing Date has not been resolved by such third anniversary, then the parties shall attempt to agree on a reasonable estimate of the resolution of such claim and, failing such agreement, shall ask the insurance carrier to provide them with a reasonable estimate of the resolution of such claim, and, in either event, the self-insured retention amount of such estimate shall be deducted from the Accrual Amount in determining the amount to be paid by the Purchaser to the Seller.

     (f) The payments to be made, if any, by the Purchaser pursuant to subsection (e) above and the Seller pursuant to subsection (c) above shall be included in the aggregate dollar total of the Losses for which each party is indemnified by the other and shall be subject to the $4,500,000 limitation with respect to the Seller's indemnification obligations pursuant to Section 9.03(b) and the $4,700,000 limitation with respect to the Purchaser's indemnification obligations pursuant to Section 9.02(b); provided, however, that: (i) neither
                                         --------  -------
the Seller's nor the Purchaser's payments, if any, pursuant to subsections (c) and (e) above shall be included in the Seller's Threshold Amount or the Purchaser's Threshold Amount, respectively; and (ii) the payments, if any, pursuant to subsections (c) and (e) above shall be made, if by the Seller, in accordance with Section 9.03(d) and, if by the Purchaser, in accordance with
Section 9.02(d).

     SECTION 5.10. Acquisition Proposals.  The Seller shall not, and the Seller
                   ---------------------
shall not permit any of its Affiliates, officers, employees, agents or representatives to, whether directly or indirectly, solicit or encourage (including by way of furnishing information) any inquiries or proposals relating to, or engage in any negotiations with respect to, the sale of the Shares (or of Polymetrics' assets), or any part thereof, or any other business combination involving Polymetrics, except for inquiries or proposals from, or discussions or negotiations with, the Purchaser and its authorized representatives.

     SECTION 5.11. Notices in the Events of Suit or Breaches of Representations
                   ------------------------------------------------------------
and Warranties. Each of the Seller and the Purchaser shall promptly notify the
--------------
other of any action, suit or proceeding that shall be instituted or threatened against it or Polymetrics to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Each of the Seller and the Purchaser shall promptly notify the other of any facts or circumstances made by it herein to be untrue in any material respect.

     SECTION 5.12. Interim Financial Statements. The Seller shall promptly
                   ----------------------------
deliver to the Purchaser copies of any monthly, quarterly or annual consolidated balance sheets, income statements and statements of cash flows of Polymetrics and the Subsidiaries for each such period after the date hereof through the Closing Date.

     SECTION 5.13. Assets and Liabilities of PIC. The Purchaser acknowledges
                   -----------------------------
that, prior to the Closing Date, the Seller shall have caused PIC to distribute to the Seller the amount of $13,204,000, such distribution consisting of the sum of (i) an assignment to the Seller of the $14,544,000 receivable owed to PIC by Polymetrics and (ii) $878,000 representing the remaining assets of PIC, less a liability owed by PIC to the Seller in the amount of $2,218,000. Also prior to the Closing Date, but subsequent to or simultaneously with the transfer of assets and liabilities of PIC described in the previous sentence, the Seller shall contribute to the capital of Polymetrics the account receivable and assets of PIC in the amount of $15,422,000 subject to a liability in the amount of $2,218,000, of which $2,123,000 is part of the Advance from the Seller referred to in Section 5.02 herein and, as such, shall be capitalized for purposes of calculating Base Stockholders' Equity and Closing Stockholders' Equity in accordance with Section 5.02(a)(i), and the remaining $95,000 shall be repayable by Polymetrics to the Seller on demand.

     SECTION 5.14. Matters Relating to Certain Employees. The parties agree that
                   -------------------------------------
(i) the loss of either or both of James K. Webster and Kenneth J. Wall as employees of Polymetrics on or prior to the Closing Date shall not constitute a Polymetrics Material Adverse Effect, and (ii) the continued employment of such individuals by Polymetrics on the Closing Date is not a condition to the obligations of the Purchaser pursuant to this Agreement.


                                  ARTICLE VI

                               EMPLOYEE MATTERS

     SECTION 6.01. Employees. (a) From and after the Closing, the Purchaser
                   ---------
agrees to provide, or to cause Polymetrics and the Subsidiaries to provide, those persons employed by Polymetrics or any Subsidiary immediately prior to the Closing, including those employees on vacation, leave of absence, disability (work related or otherwise) or sick leave or layoff (whether or not such employees return to active employment with Polymetrics or any Subsidiary) (the "Transferred Employees"),
                                                     ---------------------
with substantially the same level of employee benefits which are provided by the Purchaser to its employees of comparable status and seniority. The Purchaser will assume the sponsorship of the Polymetrics' 401(k) pension plan (the "Plan")
                                                                          ----
as of the Closing. The Purchaser hereby acknowledges and understands that prior to the Closing, Polymetrics shall spin-off the account balances in the Plan of those employees of Handy HRM Corp. who were participating in the Plan into another plan unrelated to the Purchaser; provided, however, that if it is not
                                         --------  -------
administratively feasible to complete such spin-off prior to the Closing, the Purchaser shall cooperate with and use its best efforts to effectuate the transfer of such assets, but in no event shall such transfer take place after November 30, 1995 or, if later, the completion of any required 5310-A notification under the Internal Revenue Code. Notwithstanding the foregoing, the Purchaser shall have the right at any time subsequent to the Closing to merge the Plan into the United States Filter Corporation 401(k) Plan ("USFC Plan") in
                                                                 ---------
conformity with the qualified plan merger provisions of the Internal Revenue Code and the regulations thereunder. From and after the date of any such merger of the Plan into the USFC Plan, all of the benefits accrued by the Transferred Employees under the Plan as of the date of the Plan merger shall be preserved under the USFC Plan with respect to the Transferred Employees' Plan account balances as of the date of the Plan merger and all future benefit accruals shall be based on the provisions of the Plan as it shall be amended from time to time.

     (b) To the extent that service is relevant for purposes of eligibility, vesting or benefit accrual under any employee benefit plan, program or arrangement established or maintained by the Purchaser, Polymetrics or the Subsidiaries for the benefit of the Transferred Employees, such plan, program or arrangement shall credit such Transferred Employees with whatever service credits exist for such employees under Polymetrics existing plans.

     (c) The Purchaser agrees that for a period of at least one year after the Closing Date, in the event that the employees listed in Section 6.01(c) of the Seller Disclosure Schedule are either terminated without cause, or resign as a result of the Purchaser's failure to maintain the current levels of the employees' base salary and incentive bonus at a rate no less than their base salary and incentive bonus on the day immediately preceding the Closing Date, it will provide severance benefits equal to the following: a cash lump sum payment equal to three months of the employee's base salary in effect on the day immediately preceding the Closing Date, the employee's pro rata portion of his or her annual bonus as calculated in the Polymetrics Incentive Bonus Plan as in effect on the day immediately preceding the Closing Date, and full continued health benefit coverage pursuant to the Consolidated Omnibus Reconciliation Act of 1985 for six months at no cost to the employee. The Seller will immediately reimburse the Purchaser for all amounts paid by the Purchaser pursuant to the terms of this subsection (c).

     SECTION 6.02. Indemnity. Anything in this Agreement to the contrary
                   ---------
notwithstanding, the Purchaser hereby agrees to indemnify the Seller against and hold the

Seller harmless from any and all claims, losses, damages, expenses, obligations and liabilities (including costs of collection, attorney's fees and other costs of defense) arising out of or otherwise in respect of (i) any claim made by any Transferred Employee against the Seller for any severance or termination benefits pursuant to the provisions of any plan, program or arrangement or any applicable federal or state law which the Purchaser agreed to provide under
Section 6.01 of the Agreement, (ii) any suit or claim of violation brought against the Seller under the Worker Adjustment and Retraining Notification Act of 1988 (or any comparable state Law) for any actions taken by the Purchaser, Polymetrics or the Subsidiaries on or after the Closing Date with respect to any facility, site or employment, operating unit or Transferred Employee, (iii) any action taken on or after the Closing Date by the Purchaser, Polymetrics or the Subsidiaries with respect to any Benefit Plan, except to the extent any such liability, etc. is caused by an action, omission to act, event or circumstances before the Closing Date, (iv) any claim for payments or benefits by Transferred Employees or their respective beneficiaries under any Benefit Plan which are not caused by any action, omission to act, event or circumstances before the Closing Date, or (v) any failure of the Purchaser, Polymetrics or the Subsidiaries to discharge their respective obligations under this Article VI which are not caused by any act, omission to act, event or circumstances before the Closing Date.

     SECTION 6.03. Survival. The covenants and agreements of the parties hereto
                   --------
contained in this Article VI shall survive the Closing and shall remain in full force and effect until the expiration of all statutes of limitations with respect to the respective matters set forth herein.


                                  ARTICLE VII

                                  TAX MATTERS

     SECTION 7.01. Tax Indemnities. (a) The Seller shall indemnify the Purchaser
                   ---------------
and Polymetrics against all Taxes (i) imposed on the Seller or any member of an affiliated group with which the Seller files a federal consolidated or combined income tax return (excluding Polymetrics and the Subsidiaries) with respect to any taxable period that ends on or before the Closing Date or includes the Closing Date and (ii) imposed on Polymetrics or any Subsidiary with respect to any taxable period or portion thereof that ends on or before the Closing Date, but, in each case, only to the extent that such Taxes are in excess of the amount expressly reserved for Taxes on the Closing Financial Statements; provided, however, that no indemnity shall be provided under this Agreement for
--------  -------
any Taxes resulting from (i) an election under Section 338 of the Internal Revenue Code with respect to the transactions contemplated by this Agreement except as provided in Section 2.07 of this Agreement, or (ii) a reduction in any net operating loss, capital loss or tax credit carryover allocable to Polymetrics or any Subsidiary. Without limiting the foregoing, the Seller shall also indemnify the Purchaser and Polymetrics against all Taxes arising out of a breach of any representation and warranty contained in Section 3.16

     (b) The Purchaser and Polymetrics shall indemnify the Seller and its affiliates against all Taxes imposed on or with respect to Polymetrics and its Subsidiaries that are not subject to indemnification pursuant to paragraph (a) of this Section 7.01 or Section 2.07, including, but not limited to, Taxes (i) resulting from an election under Section 338 of the Internal Revenue Code with respect to the transactions contemplated by this Agreement or (ii) with respect to any taxable period which begins after the Closing Date.

     (c) Any Taxes for a tax period beginning before the Closing Date and ending after the Closing Date shall be apportioned between the Seller and the Purchaser, in the case of real and personal property taxes and franchise taxes not based on gross or net income, on a per diem basis and, in the case of other Taxes (including, without limitation, sale and transfer Taxes), shall be determined based on the actual operation of Polymetrics and the Subsidiaries during the portion of such period ending on the Closing Date and the portion of such period beginning on the day following the Closing Date. Each such portion of such period shall be deemed to be a tax period subject to the provisions of
Section 7.01(a) and 7.01(b) above.

     (d)  Payment by the indemnitor of any amount due under this Section 7.01 or
Section 2.07 shall be made within ten days following written notice by the indemnitee that payment of such amounts to the appropriate tax authority is due, provided that the indemnitor shall not be required to make any payment earlier than two days before it is due to the appropriate tax authority. If the Seller receives an assessment or other notice of Taxes due with respect to Polymetrics or any of its Subsidiaries for any period ending on or before the Closing Date for which the Seller is not responsible, in whole or in part, pursuant to paragraph (a) of this Section 7.01 because all or a part of such Tax does not exceed the amount reserved for such Tax in the books and records of Polymetrics or the Subsidiaries as of the Closing Date, and the Seller pays such Tax, then the Purchaser or Polymetrics shall reimburse the Seller, within the time provided in the first sentence of this Section 7.01(d), the amount of such Tax for which Seller is not responsible. In the case of a Tax that is contested in accordance with the provisions of Section 7.04, payment of the Tax to the appropriate tax authority will not be considered to be due earlier than the date a final determination to such effect is made by the appropriate taxing authority or a court.

     (e) With the exception of a reimbursement pursuant to Section 7.01(d), the respective indemnification obligations of the Purchaser and the Seller pursuant to this Section 7.01 shall not be effective until the aggregate dollar amount of all Taxes which would otherwise be indemnifiable pursuant to this Section 7.01 by such party exceeds $25,000 (the "Tax Threshold Amount"), and then only to the
                                    --------------------
extent such aggregate amount exceeds the Tax Threshold Amount. For the purposes of this Section 7.01(e), in computing such aggregate amount of claims, the amount of each claim shall be deemed to be an amount net of any Tax benefit to the Purchaser, Polymetrics or any Subsidiary for a period or portion thereof beginning after the Closing Date (a "Post-Closing Date Tax Benefit").
                                     -----------------------------

     SECTION 7.02. Refunds and Tax Benefits. (a) The Purchaser shall promptly
                   ------------------------
pay to the Seller an amount equal to any refund, offset or credit (including, without limitation, any interest paid or credited with respect thereto) received by the Purchaser, Polymetrics or any Subsidiary or successor thereof of Taxes relating to taxable periods or portions thereof ending on or before the Closing Date or otherwise attributable to an amount paid by the Seller under Section 2.07 or
Section 7.01 hereof. The Purchaser shall, if the Seller so requests and at the Seller's expense, cause the relevant entity to file a claim for and obtain any refund, offset or credit in respect of which the Seller is entitled to payment under this Section 7.02. The Purchaser shall permit the Seller to control (at the Seller's expense) the prosecution of any such claim, and shall cause the relevant entity to authorize by appropriate power of attorney such persons as the Seller shall designate to represent such entity with respect to such refund claim.

     (b) To the extent the sale of Polymetrics and its Subsidiaries is not considered a sale of assets for federal income tax purposes, the Purchaser, Polymetrics and the Subsidiaries shall make an election under Section 172(b)(3) of the Internal Revenue Code to relinquish the entire carryback period with respect to any net operating loss or specified liability loss attributable by Polymetrics or the Subsidiaries in any taxable period beginning after the Closing Date that could be carried back to a taxable year of Polymetrics or any Subsidiary ending on or before the Closing Date. Except as provided in Section 7.05, neither the Seller nor any affiliate thereof shall be required to pay to the Purchaser or Polymetrics or any Subsidiary any refund or credit of Taxes that results from the carryback to any taxable period ending on or before the Closing Date of any net operating loss, capital loss or tax credit attributable by Polymetrics or any Subsidiary in any taxable period beginning after the Closing Date.

     SECTION 7.03. Preparation of Tax Returns. Except for any state and local
                   --------------------------
tax returns made in connection with an election under any state or local law similar to the election available under Section 338(g) of the Internal Revenue Code (or which results from the making or deemed making of an election under Section 338(g) of the Internal Revenue Code) where the state or local jurisdiction (i) does not provide for or recognize a Section 338(h)(10) election or (ii) does not apply provisions corresponding to Section 338(h)(10) of the Internal Revenue Code to Polymetrics and the Subsidiaries, the Seller shall prepare and file any tax returns and schedules relating to Polymetrics and the Subsidiaries for the period ending on or before the Closing Date. The Purchaser shall prepare or cause Polymetrics and each Subsidiary to prepare any tax return relating to it for any period ending after the Closing Date. Such returns and schedules shall be prepared on a basis consistent with those prepared for prior tax years unless a different treatment of any item is required by an intervening change in law. The Purchaser agrees to notify and to cause Polymetrics and each Subsidiary to notify the Seller in writing prior to filing any return that reports any item in a manner that is inconsistent with prior years as a result of such change in law and to consider all comments made by the Seller with respect thereto in good faith.

     SECTION 7.04. Contests. (a) After the Closing Date, the Purchaser shall
                   --------
promptly notify the Seller in writing of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on the Purchaser or Polymetrics or any Subsidiary which, if determined adversely to the taxpayer or after the lapse of time would be grounds for indemnification under Section 7.01 or Section 2.07. Such notice shall contain factual information (to the extent known to the Purchaser, Polymetrics or any Subsidiary) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax liability. If the Purchaser fails to give the Seller prompt notice of an asserted Tax liability as required by this Section 7.04, then (a) if the Seller is precluded by the failure to give prompt notice from contesting the asserted Tax liability in both the administrative and judicial forums, then the Seller shall not have any obligation to indemnify for any loss arising out of such asserted Tax liability but such failure to give prompt notice results in a detriment to the Seller, then any amount which the Seller is otherwise required to pay the Purchaser pursuant to Section 7.01 or Section 2.07 with respect to such liability shall be reduced by the amount of such detriment.

     (b) The Seller may elect to direct, through counsel of its own choosing and at its own expense, any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought under Section 7.01 or Section 2.07 (any such audit, claim for refund or proceeding relating to an asserted Tax liability is referred to herein as a "Contest"). If the Seller elects to direct a Contest, the Purchaser shall
 -------
cooperate and shall cause Polymetrics and/or any Subsidiary or its respective successor or successors to cooperate, at the Seller's expense, in each phase of such Contest. If the Seller elects not to direct the Contest, or contests its obligation to indemnify under Section 7.01 or Section 2.07, the Purchaser, Polymetrics or each Subsidiary shall take such reasonable steps as may be prudent and within its capacity (with due allowance being given to the circumstances) to preserve the right of the relevant entity to contest such asserted Tax liability, shall further take such reasonable steps as the Seller may timely request to preserve the right of the parties to contest such asserted Tax liability, may pay, compromise or contest such asserted liability, and shall be reimbursed by the Seller for reasonable costs of outside tax advisors and related professionals and reasonable out-of-pocket costs incurred pursuant to this sentence in connection with a Tax liability indemnifiable by the Seller hereunder. However, neither the Purchaser, Polymetrics nor any Subsidiary may settle or compromise any asserted liability without the consent of the Seller, which consent shall not be unreasonably withheld. If the Purchaser or Polymetrics nor any Subsidiary assumes control of a Contest with respect to Taxes pursuant to the foregoing, the Seller shall retain the right, at any time thereafter and immediately upon notice to the entity that shall have assumed control of such Contest, itself to assume, at the Seller's expense, sole control of such Contest. In this event, each of the Purchaser (or Polymetrics or any Subsidiary) and the Seller may participate, at the Seller's expense, in the Contest. If the Seller chooses to direct the Contest, the Purchaser shall promptly empower and shall cause Polymetrics or their respective successors promptly to empower (by power of attorney and such other documentation as may be necessary and appropriate) such representatives of the Seller as it may designate to represent the Purchaser or Polymetrics and/or the Subsidiaries or their respective successors in the Contest insofar as the Contest involves an asserted Tax liability for which the Seller would be liable under Section 7.01 or Section 2.07.

     SECTION 7.05.  Certain Audit Adjustments.  If an audit adjustment, claim
                    -------------------------
for refund or amended return ("Adjustment") after the date hereof shall both
                               ----------
increase a Tax liability which is allocated to the Seller under Section 7.01 (or reduce losses or credits otherwise available to the Seller) for a period ending on or before the Closing Date and decrease a Tax liability of the Purchaser, Polymetrics or and Subsidiary for a period ending after the Closing Date, then, when and to the extent that the Purchaser (or Polymetrics or any Subsidiary) derives a benefit from such decrease (through a reduction of Taxes, refund of Taxes paid or credit against Taxes due), the Purchaser shall promptly pay to the Seller an amount equal to the amount of such refund, reduction or credit (except to the extent, in the case of a period that includes the Closing Date, the Seller has previously been compensated for such benefit under Section 9.02). Similarly, if an Adjustment shall both decrease a Tax liability which allocated to the Seller under Section 7.01 for a period ending on or before the Closing Date and increase the Tax liability of the Purchaser or Polymetrics or any Subsidiary (or reduce losses or credits otherwise available to any such corporation) for a period ending after the Closing Date, then, when and to the extent that the Seller derives a benefit from such decrease (through a refund or reduction of Taxes paid or credit against Taxes due), the Seller shall promptly pay to the Purchaser an amount equal to the amount equal to the amount of such refund, reduction or credit. The determination of whether a benefit is derived for the Sellers or the Purchaser will be made on a with and without basis by first computing tax without the item and then with the item and comparing the taxes computed under each method.

     SECTION 7.06.  Cooperation and Exchange of Information.  The Seller and the
                    ---------------------------------------
Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by taxing authorities. Each party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each party will retain all returns, schedules and work papers and all material records or other documents relating to Tax matters of Polymetrics and the Subsidiaries for the taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (ii) eight years following the due date (without extension) for such returns. Anything to the contrary in this Agreement notwithstanding, the Seller shall retain for the periods noted above all returns, schedules and work papers and all material records or other documents relating to Tax matters for all taxable periods of Polymetrics and the Subsidiaries ending on or prior to the Closing Date. Any information obtained under this Section 7.06 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding. The Purchaser shall be given an opportunity at its cost and expense to remove and retain all or any portion of such books and records as the Purchaser may select at the expiration of such period.

     SECTION 7.07.  Conveyance Taxes.  The Seller and the Purchaser agree that
                    ----------------
responsibility for all sales, transfer, stamp, stock transfer, real property transfer and similar Taxes incurred as a result of the sale of the Shares contemplated hereby shall be borne equally by the Seller and the Purchaser. Notwithstanding any limitation on indemnification for Taxes under this Article VII, each party shall be entitled to indemnification from the other for fifty percent (50%) of the amount of any Tax of the type contemplated by the foregoing in this Section 7.07 assessed against it. The Seller and the Purchaser agree that responsibility for all real property transfer gains taxes incurred as a result of the sale of the Shares contemplated hereby shall be borne by the Seller.

     SECTION 7.08.  Miscellaneous.  (a) The parties agree to treat all payments
                    -------------
made under this Article VII, under any other indemnity provision contained in this Agreement, and for any misrepresentations or breach of warranties or covenants as adjustments to the Purchase Price or as capital contributions for Tax purposes and that such agreed treatment shall govern for purposes hereof.

     (b)  The covenants and agreements of the parties hereto contained in
Section 2.07 and this Article VII shall survive the Closing and shall remain in full force and effect until the expiration of all statutes of limitations as extended by agreement or otherwise with respect to any Taxes that would be indemnifiable by the Seller under Section 7.01(a) or Section 2.07 of this Agreement or by the Purchaser under Section 7.01(b) of this Agreement.

     (c) Any tax sharing arrangement between the Seller or its Affiliates, on the one hand, and any of Polymetrics or the Subsidiaries, on the other hand, shall be null and void immediately following the Closing except for purposes of determining the tax impact of adjustments to the Closing Financial Statements after Closing pursuant to Section 2.05.

                                 ARTICLE VIII

                             CONDITIONS TO CLOSING

     SECTION 8.01.  Conditions to Obligations of the Seller.  The obligations of
                    ---------------------------------------
the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

     (a)  Representations and Warranties; Covenants.  (i) the representations
          -----------------------------------------
and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made on, as of and with reference to the Closing Date (or, in the case of representations and warranties of the Purchaser which address matters only as of a particular date, as of such date); (ii) the covenants and agreements contained in this Agreement to be complied with by the Purchaser at or prior to the Closing shall have been complied with in all material respects; and (iii) the

Seller shall have received a certificate of the Purchaser as to the matters set forth in clauses (i) and (ii) above signed by a duly authorized officer of the Purchaser;

     (b) No Order. No Governmental Authority shall have enacted, issued,
         --------
promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of such transactions; provided, however,
                                                            --------  -------
that the provisions of this Section 8.01(b) shall not apply if the Seller has directly or indirectly solicited or encouraged any such action;

     (c) No Purchaser Material Adverse Effect. There shall have been no
         ------------------------------------
Purchaser Material Adverse Effect after the date hereof and continuing on the Closing Date;

     (d) Listing on NYSE. The USF Shares shall have been authorized for listing
         ---------------
on the NYSE, subject to official notice of issuance;

     (e) Opinion of Counsel. The Seller shall have received the executed legal
         ------------------
opinion of Damian C. Georgino, Esq. substantially as follows;

          (i) The USF Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights and (ii) there are no options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the USF Shares obligating the Purchaser to issue or sell any of the USF Shares;

     (f) Good Standing Certificate. The Purchaser shall have delivered to the
         -------------------------
Seller a certificate of the appropriate public official to the effect that the Purchaser is a validly existing corporation in the State of Delaware as of a date not more than 10 days prior to the Closing Date;

     (g) Share Disposition Agreement. The Purchaser shall have executed and
         ---------------------------
delivered the Share Disposition Agreement substantially in the form annexed hereto as Exhibit A;

     (h) Shelf Registration Agreement. The Purchaser shall have executed and
         ----------------------------
delivered the Shelf Registration Agreement substantially in the form annexed hereto as Exhibit B; and

     (i) Security Interest. The Seller shall be satisfied, in its sole
         -----------------
discretion, that the Purchaser shall have granted to the Seller a first priority, perfected security interest governed by the applicable Uniform Commercial Code in a certificate of deposit in the amount of $5,000,000 to secure the Purchaser's obligations under the Share Disposition Agreement, pursuant to a security agreement containing customary terms and conditions that is reasonably acceptable to each party.

     SECTION 8.02. Conditions to Obligations of the Purchaser. The obligations
                   ------------------------------------------
of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

     (a) Representations and Warranties; Covenants. (i) The representations and
         -----------------------------------------
warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made on, as of and with reference to the Closing Date (or, in the case of representations and warranties of the Seller which address matters only as of a particular date, as of such date; (ii) the covenants and agreements contained in this Agreement to be complied with by the Seller at or prior to the Closing shall have been complied with in all material respects; and (iii) the Purchaser shall have received a certificate of the Seller as to the matters set forth in clauses (i) and (ii) above signed by a duly authorized officer of the Seller;

     (b) No Order. No Governmental Authority shall have enacted, issued,
         --------
promulgated, enforced or entered any statute, rule, regulation, injunction or other Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of such transactions; provided, however, that the provisions of
                                   --------  -------
this Section 8.02(b) shall not apply if the Purchaser has directly or indirectly solicited or encouraged any such action;

     (c) Certain Closing Documents. The Seller shall have delivered to the
         -------------------------
Purchaser:

          (i) Certificates of the appropriate public officials to the effect that each of the Seller, Polymetrics and each Subsidiary was a validly existing corporation in good standing in its state of incorporation as of a date not more than 10 days prior to the Closing Date;

          (ii) True and correct copies of (A) the certificate of incorporation (or equivalent organizational document) of Polymetrics and each Subsidiary as of a date not more than 10 days prior to the Closing Date, certified by the Secretaries of State of their respective states of incorporation and
     (B) the bylaws of Polymetrics and each Subsidiary as of the Closing Date, certified by their respective Secretaries;

          (iii) The minute books, stock ledgers and corporate seal of Polymetrics and the Subsidiaries and certificates representing all outstanding shares of capital stock of the Subsidiaries; and

          (iv) Resignations of each member of the Boards of Directors of Polymetrics and the Subsidiaries.

          (d)  Share Disposition Agreement.  The Seller shall have executed and
               ---------------------------
delivered the Share Disposition Agreement substantially in the form annexed hereto as Exhibit A;

          (e)  Shelf Registration Agreement.  The Seller shall have executed and
               ----------------------------
delivered the Shelf Registration Agreement substantially in the form annexed hereto as Exhibit B;

          (f)  Listing on NYSE.  The USF Shares shall have been authorized for
               ---------------
listing on the NYSE, subject to official notice of issuance;

          (g)  No Polymetrics Material Adverse Effect.  There shall have been no
               --------------------------------------
Polymetrics Material Adverse Effect after the date hereof and continuing on the Closing Date; and

          (h)  Trailigaz.  The Distribution Agreement, dated February 9, 1993,
               ---------
between Polymetrics and Trailigaz, and the License Agreement, dated December 6, 1994, between Polymetrics and Trailigaz, shall each have been terminated.

                                  ARTICLE IX

                                INDEMNIFICATION

     SECTION 9.01.  Survival.  Subject to the limitations and other provisions
                    --------
of this Agreement, the representations, warranties, covenants and agreements of the parties contained herein shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Seller or the Purchaser, until June 30, 1996; provided, however, that the
                                              --------  -------
covenants and agreements set forth in Sections 2.04, 2.05, 2.06, 2.07, 5.02(b), 5.02(c), 5.03(b), 5.03(c), 5.04, 5.05, 5.06, 5.07, 5.08 and 5.09, and Articles
VI, VII, IX and XI shall remain in full force and effect for the applicable periods specified in the respective Sections or Articles or, if no such period is specified, indefinitely; provided further that the representation and
                            -------- -------
warranty set forth in 3.16 shall remain in full force and effect until the expiration of all statutes of limitations as extended by agreement or otherwise with respect to any Taxes discussed therein; provided further that the
                                             -------- -------
representations and warranties: (i) in Section 4.05 shall survive only until the Closing Date; (ii) in Section 3.19 shall survive for 912 days from the Closing Date; (iii) in Section 3.07 shall survive until September 30, 1996; and (iv) in Sections 3.03, 3.04(c) and 4.02 shall survive the Closing without limitation as to time.

     SECTION 9.02.  Indemnification by the Purchaser.  (a) The Purchaser agrees,
                    --------------------------------
subject to the other terms and conditions of this Agreement, to indemnify the Seller and its officers, directors, employees, Affiliates and agents (all such Persons included within the definition of the "Seller" as an indemnified party under this Section 9.02) against and hold the Seller harmless from all Losses to the Seller arising out of (i) the breach of any representation, warranty, covenant or agreement of the Purchaser herein (other than Article VII, it being understood that the sole remedy for breach thereof shall be pursuant to Article VII), (ii) the conduct of the Business by the Purchaser following the Closing and (iii) the matter described in Section 8.02(h) of this Agreement (but not including any matter subject to indemnification under Section 9.03 or elsewhere in this Agreement). Anything in
Section 9.01 to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against the Purchaser for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by the Purchaser describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 9.01.

     (b) Except with regard to the items specified in the proviso to Section 5.02(b) and in Section 9.02(a)(ii), the indemnification obligations of the Purchaser pursuant to Section 9.02(a) in respect of breaches of representations and warranties shall not be effective until the aggregate dollar amount of all Losses which would otherwise be indemnifiable pursuant to Section 9.02(a) exceeds $300,000 (the "Purchaser's Threshold Amount"), and then only to the
                       ----------------------------
extent such aggregate amount exceeds the Purchaser's Threshold Amount. In addition, except with regard to the items specified in the proviso to Section 5.02(b) and in Section 9.02(a)(ii), no claim may be made against the Purchaser for indemnification pursuant to Section 9.02(a) in respect of breaches of representations and warranties with respect to any individual item of Loss, unless such item exceeds $1,000, nor shall any such item be applied to or considered part of the Purchaser's Threshold Amount. Except with regard to the items specified in the proviso to Section 5.02(b) and in Section 9.02(a)(ii), the indemnification obligations of the Purchaser pursuant to Section 9.02(a) in respect of Losses for breaches of representations and warranties shall not exceed $4,700,000. For the purposes of this Section 9.02(b), in computing such individual or aggregate amounts of claims, the amount of each claim shall be net of any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Seller or any Affiliate of the Seller from any third party with respect thereto.

     (c) The Seller agrees to give the Purchaser written notice of any claim, assertion, event or proceeding by or in respect of a third party as to which it may request indemnification hereunder or as to which the Purchaser's Threshold Amount may be applied as soon as is practicable and in any event within 30 days of the time that the Seller learns of such claim, assertion, event or proceeding; provided, however, that the failure to so notify the Purchaser shall
            --------  -------
not affect rights to indemnification hereunder except to the extent that the Purchaser is actually prejudiced by such failure. The Purchaser shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense. If the Purchaser elects to assume the defense of any such claim or proceeding, the Seller may participate in such defense, but in such case the expenses of the Seller shall be paid by the Seller. The Seller shall provide the Purchaser with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Purchaser in the defense or settlement thereof, and the Purchaser shall reimburse the Seller for all its reasonable out-of-pocket expenses in connection therewith. If the Purchaser elects to direct the defense of any such claim or proceeding, the Seller shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless the Purchaser consents in writing to such payment or unless the Purchaser, subject to the last sentence of this Section 9.02(c), withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of the Purchaser is entered against the Seller for such liability. If the Purchaser undertakes the conduct and control of any such claim or proceeding, the Purchaser shall not thereby permit to exist any Encumbrance upon any asset of the Seller or any of its affiliates, and the Purchaser shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to the Seller. If the Purchaser shall fail to defend, or, if after commencing or undertaking any such defense, the Purchaser fails to prosecute or withdraws from such defense, the Seller shall have the right to undertake the defense or settlement thereof, at the Purchaser's expense.

     (d) The Seller hereby acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article IX and in Articles VI and
VII. In furtherance of the foregoing, the Seller hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action it may have against the Purchaser or its officers, directors, employees, agents, representatives and Affiliates relating to the subject matter of this Agreement, including without limitation any and all claims for damages or for contribution arising under CERCLA or any other Environmental Laws.

     (e) Except as set forth in this Agreement, the Purchaser is not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of the Seller, after the consummation of the purchase and sale of the Shares contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.

     (f) Notwithstanding anything to the contrary contained in this Agreement, the Purchaser shall have no liability under any provision of this Agreement for and in no event shall the Purchaser's Threshold Amount be applied to any consequential damages. The Seller shall take all reasonable steps to mitigate its Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses.

     SECTION 9.03. Indemnification by the Seller. (a) The Seller agrees, subject
                   -----------------------------
to the other terms and conditions of this Agreement, to indemnify the Purchaser and its officers, directors, employees, Affiliates and agents (all such Persons included within the definition of "Purchaser" as an indemnified party under this
Section 9.03) against and hold it harmless from all Losses to the Purchaser arising out of (i) the breach of any representation, warranty, covenant or agreement of the Seller herein (other than Section 3.16 and Article

VII, it being understood that the sole remedy for breach of such provisions shall be pursuant to Article VII), (ii) all Liabilities arising out of the desalinization business retained by the Seller as contemplated by Section 5.08 and (iii) any Losses arising from the transportation of Regulated Material to the sites listed in Section 3.19 hereof. Anything in Section 9.01 to the contrary notwithstanding, no claim may be asserted nor any action commenced against the Seller for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by the Seller describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 9.01.

     (b) The indemnification obligations of the Seller pursuant to this Section
9.03 in respect of (A) the item referred to in Section 9.03(a)(iii), (B) breaches of representations and warranties and (C) breaches of Section 5.01(b) (other than knowing or willful breaches of Section 5.01(b) by the Seller) shall not be effective until the aggregate dollar amount of all Losses which would otherwise be indemnifiable pursuant to this Section 9.03 exceeds $300,000 (the "Seller's Threshold Amount"), and then only to the extent such aggregate amount
 -------------------------
exceeds the Seller's Threshold Amount. In addition, no claim may be made against the Seller for indemnification pursuant to this Section 9.03 in respect of (A) the item referred to in Section 9.03(a)(iii), (B) breaches of representations and warranties and (C) breaches of Section 5.01(b) (other than knowing or willful breaches of Section 5.01(b) by the Seller) with respect to any individual item of Loss, unless such item exceeds $1,000, nor shall any such item be applied to or considered part of the Seller's Threshold Amount. The indemnification obligations of the Seller in respect of (A) the item referred to in Section 9.03(a)(iii), (B) breaches of representations and warranties and (C) breaches of Section 5.01(b) (other than knowing or willful breaches of Section 5.01(b) by the Seller) pursuant to this Section 9.03 shall not exceed $4,500,000. For the purposes of this Section 9.03(b), in computing such individual or aggregate amounts of claims, the amount of each claim shall be net of any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Purchaser or any Affiliate of the Purchaser from any third party with respect thereto. Solely to avoid duplication of payment to the Purchaser, no indemnification for Losses under this Section 9.03 shall be made for any item to the extent such item has been used as a basis in calculating an adjustment to the Purchase Price pursuant to Section 2.06.

     (c) The Purchaser agrees to give the Seller written notice of any claim, assertion, event or proceeding by or in respect of a third party as to which it may request indemnification hereunder or as to which the Seller's Threshold Amount may be applied as soon as is practicable and in any event within 30 days of the time that the Purchaser learns of such claim, assertion, event or proceeding; provided, however, that the failure to so notify the Seller shall
            --------  -------
not affect rights to indemnification hereunder except to the extent that the Seller is actually prejudiced by such failure. The Seller shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense. If the Seller elects to assume the defense of any such claim or proceeding, the Purchaser may participate in such defense, but in such case the expenses of the Purchaser shall be paid by the Purchaser. The Purchaser shall provide the Seller with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Seller in the defense or settlement thereof, and the Seller shall reimburse the Purchaser for all its reasonable out-of-pocket expenses in connection therewith. If the Seller elects to direct the defense of any such claim or proceeding, the Purchaser shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Seller consents in writing to such payment or unless the Seller, subject to the last sentence of this Section 9.03(c), withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of the Seller is entered against the Purchaser for such liability. If the Seller undertakes the conduct and control of any such claim or proceeding, the Seller shall not thereby permit to exist any Encumbrance upon any asset of the Purchaser or any of its affiliates, and the Seller shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to the Purchaser. If the Seller shall fail to defend, or, if after commencing or undertaking any such defense, the Seller shall fail to prosecute or withdraws from such defense, the Purchaser shall have the right to undertake the defense or settlement thereof, at the Seller's expense.

     (d) The Purchaser hereby acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article IX, in Article VII and
Section 2.07. In furtherance of the foregoing, the Purchaser hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action it (or, after the Closing, Polymetrics or any Subsidiary) may have against the Seller or its officers, directors, employees, agents, representatives and Affiliates relating to the subject matter of this Agreement, including without limitation any and all claims for damages or for contribution arising under CERCLA or any other Environmental Laws.

     (e) Except as set forth in this Agreement, the Seller is not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of the Purchaser, after the consummation of the purchase and sale of the Shares contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.

     (f) Notwithstanding anything to the contrary contained in this Agreement, the Seller shall have no liability under any provision of this Agreement for and in no event shall the Seller's Threshold Amount be applied to any consequential damages. The Purchaser shall take and shall cause Polymetrics to take all reasonable steps to mitigate their Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 10.01. Termination. This Agreement may be terminated at any time
                    -----------
prior to the Closing (i) by the mutual written consent of the Seller and the Purchaser and (ii) by either the Seller or the Purchaser, if the Closing shall not have occurred prior to October 16, 1995; provided, however, that the right
                                             --------  -------
to terminate this Agreement hereunder shall not be available to any party whose deliberate failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date. Time shall be of the essence in this Agreement.

     SECTION 10.02. Effect of Termination. (a) In the event of termination of
                    ---------------------
this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (a) as set forth in Section 5.04, Section 10.02(b) and Section 11.01, and
(b) that nothing herein shall relieve either party from liability for any willful breach hereof.

     (b) The Purchaser agrees that if the Closing shall not have occurred prior to October 16, 1995, due to the failure of any one of the conditions set forth in Section 8.01 (including the Purchaser's failure, notwithstanding the satisfaction of all the conditions set forth in Section 8.02, to satisfy its obligations under Section 2.03(c), but excluding the condition set forth in
Section 8.01(b)), or due to the deliberate failure by the Purchaser to fulfill any of its obligations under this Agreement, (i) the Purchaser shall thereupon be obligated to purchase $1,000,000 of Polymetrics Equipment and Services (as defined below) from Polymetrics within the one year period subsequent to the date of such termination, and (ii) the Deposit shall be credited toward additional Polymetrics Equipment and Services purchased by the Purchaser within the one year period subsequent to the date of such termination, after the purchase of Polymetrics Equipment and Services provided for in clause (i) of this Section 10.02(b). In all other cases, the Deposit shall be returned to the Purchaser by the Seller, without interest. For purposes of this Agreement, "Polymetrics Equipment and Services" means products and services normally
 ----------------------------------
available for sale to third parties by Polymetrics at that time, to be purchased at standard prices and margins and on customary terms of sale. In no event shall any sums paid by the Purchaser to the Seller hereunder be refunded to the Purchaser should the Purchaser not purchase sufficient items of Polymetrics Equipment and Services to exhaust all credits awarded to the Purchaser hereunder within the one year period subsequent to the granting of such credits.

     SECTION 10.03. Waiver. At any time prior to the Closing, either party
                    ------
hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

                                  ARTICLE XI

                              GENERAL PROVISIONS

     SECTION 11.01. Expenses. Except as otherwise provided in Section 2.04(c),
                    --------
all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such costs and expenses, whether or not the Closing shall have occurred, and no such costs or expenses shall be paid by Polymetrics or any Subsidiary.

     SECTION 11.02. Notices. All notices, requests, claims, demands and other
                    -------
communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parities at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

     (a) if to the Seller:

     Christian G.Farman
     Vice-President
     Chief Financial Officer
     Anjou International Company
     1105 North Market Street
     Suite 1300
     P.O. Box 8985
     Wilmington, Delaware 19899

     (b) if to the Purchaser:

     United States Filter Corporation
     73-710 Fred Waring Drive
     Suite 222
     Palm Desert, California 92260
     Attention: Chief Executive Officer
      and separately to the General Counsel
     Telecopier: (619) 341-9368

     SECTION 11.03. Public Announcements. Unless otherwise required by
                    --------------------
applicable Law, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other party, and the parties shall reasonably cooperate as to the timing and contents of any such announcement.

     SECTION 11.04. Headings; Interpretation. The headings contained in this
                    ------------------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All "Exhibits" and "Schedules" referred to herein are to Exhibits and schedules attached hereto and are incorporated herein by reference and made a part hereof.

     SECTION 11.05. Severability. If any term or other provision of this
                    ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

     SECTION 11.06. Entire Agreement. This Agreement and each Other Agreement
                    ----------------
constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof, except (i) the second sentence of Section 5 of the Letter Agreement, (ii) the Confidentiality Agreement, (iii) the letter agreement, dated as of the date hereof, between the Purchaser and the Seller, and (iv) as otherwise expressly provided herein.

     SECTION 11.07. Assignment. This Agreement shall not be assigned by
                    ----------
operation of Law or otherwise.

     SECTION 11.08. Currency. All currency references herein are to United
                    --------
States dollars.

     SECTION 11.09. No Third-Party Beneficiaries. Except as specifically
                    ----------------------------
provided in Articles VI, VII and IX, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 11.10. Waivers and Amendments. This Agreement may be amended or
                    ----------------------
modified, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any other right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at Law or in equity.

     SECTION 11.11. Specific Performance. The parties hereto agree that
                    --------------------
irreparable damage would occur in the event any provision of this Agreement required to be performed prior to the Closing was not performed in accordance with the terms hereof and that, prior to the Closing, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

     SECTION 11.12. Governing Law. This Agreement shall be governed by, and
                    -------------
construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a New York state or federal court sitting in the City of New York, and the parties hereto hereby irrevocable submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

     SECTION 11.13. Counterparts. This Agreement may be executed in one or more
                    ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    ANJOU INTERNATIONAL COMPANY



                                    By  /s/ Claudio Elia
                                      -----------------------
                                    Name: Claudio Elia
                                    Title: President


                                    UNITED STATES FILTER CORPORATION


                                    By
                                       -----------------------
                                    Name:
                                    Title:

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     ANJOU INTERNATIONAL COMPANY



                                     By
                                        -----------------------
                                     Name:
                                     Title:




                                     UNITED STATES FILTER CORPORATION



                                     By  /s/ Richard J. Heckmann
                                        ------------------------
                                     Name: Richard J. Heckmann
                                     Title: Chairman, CEO & President